UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Cousins Properties Incorporated
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NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 21, 2020
To our Stockholders:
The 2020 Annual Meeting of Stockholders of Cousins Properties Incorporated (“we,” “our,” “us,” or the “Company”) will be held on Tuesday, April 21, 2020, at 11:30 a.m. local time at 3344 Peachtree Road, Atlanta, Georgia 30326-4802. The purposes of the meeting are:
(1) To elect eight Directors nominated by the Board of Directors (the “Board of Directors” or the “Board”);

(2) To approve, on an advisory basis, executive compensation, often referred to as “say on pay;”

(3) To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2020; and

(4) To transact any other business as may properly come before the meeting.
All holders of record of our common stock and limited voting preferred stock at the close of business on February 21, 2020 are entitled to notice of and to vote at the meeting and any postponements or adjournments of the meeting. We are pleased to take advantage of the Securities and Exchange Commission ("SEC") rule allowing companies to furnish proxy materials to certain of our stockholders over the internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while also lowering our costs and reducing the environmental impact of our annual meeting.

By Order of the Board of Directors,

PAMELA F. ROPER
Corporate Secretary
Atlanta, Georgia
March 11, 2020

Whether or not you expect to attend the Annual Meeting, you are urged to have your vote recorded as early as possible. Stockholders have the following options for submitting their votes by proxy:
(a) over the internet at www.proxyvote.com;
(b) by telephone at 1-800-690-6903; or
(c) by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith.
Your vote is very important! Your prompt response will help avoid potential delays and may save us significant additional expenses with soliciting stockholder votes.

Important Notice regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 21, 2020: The proxy statement and 2019 Annual Report are available on the Investor Relations page of our website at www.cousins.com.

DIRECTOR COMPENSATION	61
2019 Compensation of Directors	61
COMPENSATION POLICIES AND PRACTICES AND RISK MANAGEMENT	62
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	63
EQUITY COMPENSATION PLAN INFORMATION	63
PROPOSAL 2 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION	64
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	65
Summary of Fees to Independent Registered Public Accounting Firm	65
REPORT OF THE AUDIT COMMITTEE	67
CERTAIN TRANSACTIONS	68
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	68
FINANCIAL STATEMENTS	69
STOCKHOLDERS PROPOSALS FOR 2020 ANNUAL MEETING OF STOCKHOLDERS	69
EXPENSES OF SOLICITATION	69
APPENDIX A	A-1
Reconciliation of Net Income Available to Common Stockholders to Funds from Operations and Funds from Operations as Adjusted by the Compensation Committee	A-1
Reconciliation of Net Income to Net Operating Income and Same Property Net Operating Income	A-2

COUSINS PROPERTIES INCORPORATED
3344 Peachtree Road NE, Suite 1800
Atlanta, Georgia 30326-4802

2020 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
2020 Annual Meeting Information

•	Date and Time: April 21, 2020, 11:30 a.m. Eastern Time

•	Place: 3344 Peachtree Road NE, Atlanta, Georgia 30326-4802

•	Record Date: February 21, 2020

• Voting:	Holders of our common stock and limited voting preferred stock are entitled to one vote per share.
 Items of Business

	Board Vote Recommendation	Page Reference (for more information)
1. Election of eight Directors named in this proxy statement	FOR ALL	12
2. Advisory vote to approve executive compensation	FOR	64
3. Ratification of Deloitte as our independent registered public accounting firm	FOR	65
Election of Directors
The Board of Directors (the “Board”) of Cousins Properties Incorporated (“we,” “our,” “us,” the “Company,” or “Cousins”) is asking you to elect eight directors (the "Directors"). The table below provides summary information about the eight Director nominees. All of the nominees currently serve on the Board. Our Bylaws provide for majority voting in uncontested Director elections. Therefore, a nominee will only be elected if the number of votes cast for the nominee’s election is greater than the number of votes cast against that nominee. For more information about the nominees, including information about the qualifications, attributes and skills of the nominees, see page 12.

Name	Age	Director Since	Primary Occupation	Independent	AC	CNGC	EC
Charles T. Cannada	61	2016	Private investor	✓	✓ FE	✓
Robert M. Chapman	66	2015	Chief Executive Officer of CenterPoint Properties Trust	✓		©	©
M. Colin Connolly	43	2019	President and Chief Executive Officer of Cousins				✓
Scott W. Fordham	52	2019	Former Chief Executive Officer of TIER REIT, Inc.

Name	Age	Director Since	Primary Occupation	Independent	AC	CNGC	EC
Lillian C. Giornelli	59	1999	Chairman, Chief Executive Officer and Trustee of The Cousins Foundation, Inc.	✓	✓	✓
R. Kent Griffin, Jr.	50	2019	Managing Director of PHICAS Investors	✓	✓ FE
Donna W. Hyland	59	2014	President and Chief Executive Officer of Children’s Healthcare of Atlanta	✓	© FE	✓	✓
R. Dary Stone	66	2018	President and Chief Executive Officer of R.D. Stone Interests	✓	✓ FE
AC = Audit Committee                                ✓= Committee member
CNGC = Compensation, Succession, Nominating and Governance Committee     © = Committee Chair
EC = Executive Committee                            FE = Financial Expert

Note that Director Chapman will become Chairman of the Board of Directors, effective April 21, 2020.
Advisory Vote to Approve Executive Compensation
For 2019, our “Named Executive Officers” or “NEOs” are as follows (titles shown below are as of December 31, 2019):

•	M. Colin Connolly – President and Chief Executive Officer;

•	Gregg D. Adzema – Executive Vice President and Chief Financial Officer;

•	Lawrence L. Gellerstedt III – Executive Chairman;

•	Pamela F. Roper – Executive Vice President, General Counsel and Corporate Secretary; and

•	Richard G. Hickson IV – Executive Vice President - Operations.
2019 Key Compensation Decisions
The Compensation Committee made the following key decisions with respect to the 2019 compensation for our NEOs:

•
Base salary increases were approved for all NEOs, except for Mr. Gellerstedt, in line with market data and to reflect their respective contributions to the Company. The base salary for Mr. Gellerstedt was decreased to reflect his transition from Executive Chairman and Chief Executive Officer to Executive Chairman.

•
Annual cash incentive awards were achieved at 138.9% of target, based on achievement of Company performance goals relating to funds from operations (“FFO”), increase in same property net operating income, gross office leasing volume and net effective rent performance on office leasing activity.

•
Long-term equity awards were granted to our NEOs using a mix of 42% market-conditioned restricted stock units (“RSUs”), 18% performance-conditioned RSUs, and 40% time-vested restricted stock. The market-conditioned RSUs ("Market RSUs") are earned only upon meeting market performance goals relating to total stockholder return (relative to the SNL US REIT Office Index) (“TSR”), and the performance-conditioned RSUs ("Performance RSUs") are earned only upon meeting Company performance goals relating to aggregate FFO, each over a three-year period from 2017 through 2019. The time-vested restricted stock vests ratably over a three-year service requirement, and the Market RSUs and Performance RSUs cliff vest only if the performance conditions and service requirement are satisfied.

•
In light of the extraordinary performance of the NEOs in connection with the TIER Merger and the Norfolk Southern transactions, which occurred in 2019 and are discussed in greater detail on page 28, certain NEOs were granted a one-time special equity award in the form of RSUs which will be earned only upon completion of a service requirement ending February 3, 2023 and will cliff-vest on that date. In light of the contributions of Mr. Gellerstedt in connection with the Merger and the Norfolk Southern transactions, but taking into consideration his determination not to stand for re-election at the Annual Meeting, Mr. Gellerstedt was awarded a one-time special cash bonus award in the amount of $250,000.
Say on Pay Results
At our 2019 annual meeting, stockholders approved our say on pay vote with 97.28% of votes cast.
For more information, see page 32.
Approve Executive Compensation
The Board is asking you to approve executive compensation for our NEOs for 2019 on an advisory basis. Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. Stockholders have the opportunity to vote, on an advisory basis, on the compensation of our executive officers. This agenda item is often referred to as a say on pay, and it provides you the opportunity to cast a vote with respect to our 2019 executive compensation programs and policies and the compensation paid to the NEOs as disclosed in this proxy statement.
For more information, see page 66.
Ratify the Appointment of the Independent Registered Public Accounting Firm
The Board is asking you to ratify the selection of Deloitte as our independent registered public accounting firm for the year ending December 31, 2020.
For more information, see page 67.

COUSINS PROPERTIES INCORPORATED
3344 Peachtree Road NE, Suite 1800
Atlanta, Georgia 30326-4802
2020 PROXY STATEMENT

GENERAL INFORMATION
This proxy statement and proxy card are made available in connection with the solicitation of proxies to be voted at our 2020 Annual Meeting of Stockholders. Our Annual Meeting will be held on Tuesday, April 21, 2020, at 11:30 a.m., local time, at 3344 Peachtree Road NE, Atlanta, Georgia 30326-4802. The proxy is solicited by our Board of Directors. We anticipate that a Notice of Internet Availability of Proxy Materials or a printed set of proxy materials will first be mailed on or about March 11, 2020 to holders of our common stock and limited voting preferred stock as of February 21, 2020.
Why is this proxy statement being made available?
Our Board of Directors has made this proxy statement available to you because you owned shares of our common stock or our limited voting preferred stock at the close of business on February 21, 2020, and our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision, in accordance with the rules of the SEC, and is designed to assist you in voting.
What is a proxy?
It is your legal designation of another person to vote the stock you own. That other person is called a proxy. The written document in which you designate that person is called a proxy or a proxy card. Two of our Directors have been designated as proxies for the 2020 Annual Meeting of Stockholders. These Directors are M. Colin Connolly and Robert M. Chapman.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. The Notice of Internet Availability of Proxy Materials instructs you on how to access and review the proxy statement and 2019 Annual Report to Stockholders over the internet. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet at www.proxyvote.com. We believe that this e-proxy process expedites shareholders' receipt of proxy materials, while also lowering our costs and reducing the environmental impact of our annual meeting. We have used this e-proxy process to furnish proxy materials to certain of our stockholders over the internet.

If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote?
Holders of our common stock and limited voting preferred stock at the close of business on February 21, 2020 are entitled to receive notice of the meeting and to vote at the meeting and any postponements or adjournments of the meeting. February 21, 2020 is referred to as the record date.
To how many votes is each share of common stock entitled?
Holders of our common stock and limited voting preferred stock are entitled to one vote per share.
What is the difference between a stockholder of record and a stockholder who holds common stock in “street name?”
If your shares of common stock or limited voting preferred stock are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in “street name.”
How do I vote?
Common stockholders of record and holders of our limited voting preferred stock may vote:
•    over the internet at www.proxyvote.com, as noted in the Notice of Internet Availability of Proxy Materials or your proxy card (if you received a proxy card);
•    by telephone at 1-800-690-6903, as shown on your proxy card (if you received a proxy card);
•    by signing and dating your proxy card (if you received a proxy card) and mailing it in the postage-paid and addressed envelope enclosed therewith to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or
•    by attending the Annual Meeting and voting in person.
If you have internet access, we encourage you to vote via the internet. It is convenient and saves us significant postage and processing costs. In addition, when you vote by proxy via the internet or by phone prior to the meeting date, your proxy vote is recorded immediately and there is no risk that postal delays will cause your proxy vote to arrive late and, therefore, not be counted.

If you hold your shares of common stock or limited voting preferred stock through a broker or bank, please refer to the instructions they provide regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and internet voting depends on the process of the broker, bank or other nominee. Street name holders may vote in person only if they have a legal proxy to vote their shares as described below.
What if I change my mind after I return my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	sending written notice of revocation to our Corporate Secretary at 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802;
•    submitting a subsequent proxy via internet or telephone or executing a new proxy card with a later date; or
•    voting in person at the Annual Meeting.
Attendance at the meeting will not by itself revoke a proxy.
On what items am I voting?
You are being asked to vote on three items:

•	to elect eight Directors nominated by the Board of Directors;

•	to approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this proxy statement (common stockholders only); and

•	to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2020 (common stockholders only).
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
How may I vote for the nominees for election of Directors, and how many votes must the nominees receive to be elected?
With respect to the election of Directors, you may:

•	vote FOR the eight nominees for Director;

•	vote AGAINST the eight nominees for Director;

•	vote FOR certain of the nominees for Director and vote AGAINST the remaining nominees; or

•	ABSTAIN from voting on one or more of the nominees for Director.
Our Bylaws provide for majority voting in uncontested Director elections. Under the majority voting standard, Directors are elected by a majority of the votes cast, which means that the number of shares voted for a Director must exceed the number of shares voted against that Director. Abstentions are not considered votes cast for or against the nominee under a majority voting standard, and abstentions and broker non-votes will have no effect on the outcome of the vote.
What happens if a nominee is unable to stand for election?
If a nominee is unable to stand for election, the Board may, by resolution, provide for a lesser number of Directors or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by proxies voted for the nominee unable to stand for election will be voted for the substitute nominee. In no event may proxies be voted for more than eight Directors at the Annual Meeting.
How may I vote on the proposal to approve, on an advisory basis, the compensation of the Named Executive Officers for 2019 as disclosed in this proxy statement, and how many votes must the proposal receive to pass?
With respect to this proposal, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.
The proposal is approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.
How may I vote for the ratification of the appointment of the independent registered public accounting firm for 2020, and how many votes must the proposal receive to pass?
With respect to the proposal to ratify the independent registered public accounting firm, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.
The proposal is approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.

How does the Board of Directors recommend that I vote?
The Board recommends a vote:

•	FOR the eight Director nominees;

•	FOR the approval, on an advisory basis, of executive compensation; and

•	FOR the ratification of the appointment of the independent registered public accounting firm for 2020.
What happens if I sign and return my proxy card but do not provide voting instructions?
If you return a signed proxy card but do not provide voting instructions, your shares of common stock or limited voting preferred stock will be voted:

•	FOR the eight Director nominees;

•	FOR the approval, on an advisory basis, of executive compensation (common stockholders only); and

•	FOR the ratification of the appointment of the independent registered public accounting firm for 2020 (common stockholders only).
Will my shares be voted if I do not sign and return my proxy card, vote by phone or vote over the internet?
If you are a common stockholder or limited voting preferred stockholder of record and you do not sign and return your proxy card, vote by phone, vote over the internet or attend the Annual Meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this proxy statement.
If your shares of common stock or limited voting preferred stock are held in “street name” through a broker or bank and you do not provide voting instructions before the Annual Meeting, your broker or bank may vote your shares on your behalf under certain limited circumstances, in accordance with New York Stock Exchange (“NYSE”) rules that govern the banks and brokers. These circumstances include voting your shares on “routine matters,” including the ratification of the appointment of our independent registered public accounting firm described in this proxy statement. Therefore, with respect to this proposal, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.
The remaining proposals – the election of Directors and the say on pay vote – are not considered routine matters under NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.
We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.
How many votes do you need to hold the Annual Meeting?
Shares of our common stock and limited voting preferred stock are counted as present at the Annual Meeting if the stockholder either is present and votes in person at the Annual Meeting or properly submitted a proxy.
As of the record date, 146,821,685 shares of our common stock were outstanding and are entitled to vote at the Annual Meeting. In addition, 1,716,837 shares of limited voting preferred stock were outstanding and are entitled to vote only on the proposal relating to the election of Directors. Holders of a majority of the outstanding shares entitled to vote as of the record date, as to each proposal, must be represented at the Annual Meeting either in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

If I share my residence with another stockholder, how many copies of the Notice of Internet Availability of Proxy Materials or of the printed proxy materials will I receive?
In accordance with SEC rules, we are sending only a single Notice of Internet Availability of Proxy Materials or set of the printed proxy materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice, known as "householding," reduces the volume of duplicate information received at your household and helps us reduce costs.
Each stockholder subject to householding that requests printed proxy materials will receive a separate proxy card or voting instruction card. We will deliver promptly, upon written request, a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of these documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to our Transfer Agent at the following address: American Stock Transfer, Shareholder Services Department, 6201 15th Avenue, Brooklyn, New York, 11219, or you may call (800) 937-5449 or email info@ASTfinancial.com. If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.
What if I consent to have one set of materials mailed now but change my mind later?
You may withdraw your householding consent at any time by contacting our Transfer Agent at the address, telephone number and/or email address provided above. We will begin sending separate copies of stockholder communications to you within 30 days of receipt of your instruction.
The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?
When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting our Transfer Agent at the address, telephone number and/or email address provided above.
Important Notice Regarding the Availability of Proxy Materials
for the 2020 Annual Meeting of Stockholders to be Held on April 21, 2020:
The proxy statement and annual report on Form 10-K for the year ended December 31, 2019 are available on the Investor Relations page of our website at www.cousins.com.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Board has nominated the eight individuals named below for election at the Annual Meeting. Our Directors are elected annually to serve until the next Annual Meeting of Stockholders and until their respective successors are elected.
Each of the Director nominees are currently members of the Board. Six of the Director nominees were elected by the stockholders at the Annual Meeting in 2019; the remaining two of the Director nominees were previously directors of TIER REIT, Inc. ("TIER") and became members of the Board upon the closing of the merger of the Company with TIER on June 14, 2019 (the "Merger"). Each Director nominee has consented to serve as a Director if so elected at the Annual Meeting.
Biographical information about our nominees for Director, including business experience for at least the past five years, age, year he or she began serving as our Director and other public companies for which he or she has served on the board of directors for at least the past five years is provided below. In addition, the experience, qualifications, attributes, and skills considered by our Nominating Committee and the Board in determining to nominate the Director are provided below.
Our Board of Directors recommends that you vote “FOR”
each of the nominees for Director.

Nominee	Information About Nominee
Charles T. Cannada *Director Since 2016 *Independent Director *Compensation, Nominating, Succession and Governance Committee *Audit Committee *Financial Expert *Age 61
Private investor and advisor with extensive background in the telecommunications industry. From 1989 to 2000, held various executive management positions at MCI (previously WorldCom and earlier LDS Communications), including Chief Financial Officer from 1989 to 1994 and Senior Vice President in charge of Corporate Development and International Ventures and Alliances from 1995 to 2000. Chairman of the Board of Nanoventions, Inc. (a microstructure technology company) and Director for First Commercial Bank Inc. (chairman of the audit committee and a member of the investment/asset liability management committee). Trustee (and member of the executive committee) Belhaven University. Member of the audit and investment committees of the University of Mississippi's Foundation Board. From 2010 until the merger of the Company with Parkway Properties, Inc. ("Parkway") (formerly traded on the NYSE as "PKY"), director of Parkway, and chairman of the board from December 1, 2011 to December 19, 2013.

In deciding to nominate Mr. Cannada, the Nominating Committee and the Board considered his extensive experience in the areas of accounting, finance, mergers and acquisitions, capital markets, and governance of public companies has equipped him with distinct skills that are beneficial to the Company. As a successful entrepreneur and a board member in several non-public entities, he also brings a non-real estate perspective to the management and strategic planning areas of the Company.

Nominee	Information About Nominee
Robert M. Chapman *Director Since 2015 *Independent Director *Compensation, Nominating, Succession and Governance Committee (Chair) *Executive Committee (Chair) *Age 66
Since 2013, Chief Executive Officer of CenterPoint Properties Trust, a company focused on the development, acquisition, and management of industrial property and transportation infrastructure. From August 1997 to November 2009, served in various positions with Duke Realty Corporation, including Chief Operating Officer from August 2007 to November 2009. From 1992 to 1997, served as Senior Vice President of RREEF Management Company. Since 2012, advisor to First Century Energy Holdings, Inc., Director of Rock-Tenn Company from 2007 to 2015.

In deciding to nominate Mr. Chapman, the Nominating Committee and the Board considered his broad managerial experience in real estate acquisitions and development, along with his track record of sound judgment and achievement, as demonstrated by his leadership positions as chief executive officer of a real estate company. In addition, his prior service as a director of another public company provides him perspective and broad experience on governance issues facing public companies.

M. Colin Connolly *Director Since 2019 *Executive Committee *Age 43
Since January 2019, President and Chief Executive Officer of Cousins. From July 2017 to December 2018, President and Chief Operating Officer of Cousins. From July 2016 to July 2017, Executive Vice President and Chief Operating Officer of Cousins. From December 2015 to July 2016, Executive Vice President and Chief Investment Officer of Cousins. From May 2013 to December 2015, Senior Vice President and Chief Investment Officer of Cousins.

In deciding to nominate Mr. Connolly, the Nominating Committee and the Board considered his position as our President and Chief Executive Officer, his experience in real estate investment and capital markets, and his track record of achievement and leadership as demonstrated during a more than 15-year career in the real estate industry.

Nominee	Information About Nominee
Scott W. Fordham *Director Since 2019 *Independent Director *Age 52
Private investor with extensive background in the real estate industry. From 2014 until its merger with the Company, Chief Executive Officer and director for TIER. From 2013 to 2018, President of TIER. From 2008 to 2013, various roles within TIER’s predecessor company. Prior to joining TIER, various executive positions with real estate companies, including Prentiss Properties Trust and its successor, Brandywine Realty Trust, along with Apartment Investment and Management Company.
In deciding to nominate Mr. Fordham, the Nominating Committee and the Board considered his over 25 years of experience in real estate investment and capital markets, including his demonstrated track record of sound judgment and achievement through his service as a chief executive officer of a publicly-traded REIT, along with his broad experience in the areas of accounting, finance, capital markets, and real estate operations. In addition, his prior service as director of publicly-traded real estate companies provides him perspective and broad experience on issues facing public companies.

Lillian C. Giornelli *Director Since 1999 *Independent Director *Compensation, Nominating, Succession and Governance Committee *Audit Committee *Age 59
Chairman and Chief Executive Officer of The Cousins Foundation, Inc. since 2000, and Trustee of The Cousins Foundation, Inc. since 1990. Since 2002, President and Director of CF Foundation. President and Trustee of Nonami Foundation since 2006. Vice Chairman of East Lake Foundation, Inc. In addition, Ms. Giornelli serves as a Trustee and chair of the audit committee of the J.M. Tull Foundation.

In deciding to nominate Ms. Giornelli, the Nominating Committee and the Board considered her significant knowledge about the real estate industry and our Company, along with her track record of sound judgment and achievement, as demonstrated by her leadership positions in a number of significant charitable foundations.

Nominee	Information About Nominee
R. Kent Griffin, Jr. *Director Since 2019 *Independent Director *Audit Committee *Financial Expert *Age 50
Since 2016, Managing Director of PHICAS Ventures, providing investment and capital strategy advisory services to public and private companies. From 2008 to 2015, President and Chief Operating Officer of BioMed Realty. From 2006 to 2008, Chief Financial Officer of BioMed Realty. Previously, investment banker for J.P. Morgan and Raymond James and auditor and advisor for Arthur Andersen as part of their real estate services group. Member of the Board of Advisors for Pilot Mountain Ventures (investment funds). Director of Charleston Waterkeeper, and member of the Board of Advisors for the Leonard W. Wood Center for Real Estate Studies and Board of Visitors for the Wake Forest University School of Business.

In deciding to nominate Mr. Griffin, the Nominating Committee and the Board considered his significant years of experience in real estate investment, mergers and acquisitions, and capital markets, including his demonstrated track record of sound judgment and achievement through his service as a chief executive officer of a publicly-traded REIT, along with his broad experience in the areas of accounting, finance and real estate operations. In addition, his prior service as director of publicly-traded real estate companies provides him perspective and broad experience on issues facing public companies.

Donna W. Hyland *Director Since 2014 *Independent Director *Compensation, Nominating, Succession and Governance Committee *Audit Committee (Chair) *Financial Expert *Executive Committee *Age 59
President and Chief Executive Officer of Children’s Healthcare of Atlanta since June 2008; Chief Operating Officer of Children’s Healthcare of Atlanta from January 2003 to May 2008; Chief Financial Officer of Children’s Healthcare of Atlanta from February 1998 to December 2002. Since 2015, Director of Genuine Parts Company and a member of its Audit Committee. Director of the Advisory Boards of SunTrust Bank of Georgia and Stone Mountain Industrial Park, Inc., a privately-held real estate company.

In deciding to nominate Ms. Hyland, the Nominating Committee and Board considered her track record of sound judgment and achievement, as demonstrated by her leadership positions as Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer of a large, integrated health services organization and her leadership positions in a number of significant charitable organizations, as well as the skills and experience that qualify her as an audit committee financial expert. In addition, her service as a director of another public company provides her perspective and broad experience on governance issues facing public companies.

R. Dary Stone *Director Since 2018 *Independent Director *Audit Committee *Financial Expert *Age 66
President and Chief Executive Officer of R. D. Stone Interests. Director of Cousins from 2011 to 2016 and from 2001 to 2003. From February 2003 to March 2011, Vice Chairman of Cousins; from January 2002 to February 2003, President of Cousins' Texas operations; from February 2001 to January 2002, President and Chief Operating Officer of Cousins. Director of Tolleson Wealth Management, Inc., a privately-held wealth management firm, and Tolleson Private Bank (chair of audit committee and member of compensation committee of each). Former Regent of Baylor University (Chairman from June 2009 to June 2011). Former Director of Hunt Companies, Inc., Parkway, Inc., and Lone Star Bank. Former Chairman of the Banking Commission of Texas.

In deciding to nominate Mr. Stone, the Nominating Committee and the Board considered his significant knowledge of the real estate industry, especially in Texas and the Southeastern U.S., and his track record of sound judgment and achievement, as demonstrated by his leadership positions in investment and banking institutions and as demonstrated during his 17-year career with Cousins, including as Vice Chairman and Director.

There are no family relationships among our Directors or executive officers.

Meetings of the Board of Directors and Director Attendance at Annual Meetings
Our Board held nine meetings during 2019. Each current Director attended at least 75% of the total number of meetings of the Board (during such Director's tenure) and any committees of which he or she was a member.
We typically schedule a Board meeting in conjunction with our Annual Meeting and expect that our Directors will attend both, absent a valid reason. Each current Director who was nominated for election at last year's Annual Meeting attended that Annual Meeting.
Director Independence
In order to evaluate the independence of each Director, our Board has adopted a set of Director Independence Standards as part of our Corporate Governance Guidelines. The Director Independence Standards can be found on the Investor Relations page of our website at www.cousins.com.
The Board has reviewed Director independence under NYSE Rule 303A.02(a) and our Director Independence Standards. In performing this review, the Board considered all transactions and relationships between each Director and our Company, subsidiaries, affiliates, senior executives, and independent registered public accounting firm, including those reported under the section “Certain Transactions.” As a result of this review, the Board affirmatively determined that six of the eight nominees for Director are independent. The independent Directors are Mmes. Giornelli and Hyland and Messrs. Cannada, Chapman, Griffin, and Stone. Mr. Connolly is not an independent Director because of his employment as our President and Chief Executive Officer. Mr. Fordham is not independent because of his prior employment as President and Chief Executive Officer of TIER at the time of the Merger, which resulted in receipt of significant severance payments immediately following the Merger from a subsidiary of the Company.
Our Audit Committee and our Compensation, Succession, Nominating and Governance Committee (the "Governance Committee") are comprised solely of independent Directors. We believe that the number of independent, experienced Directors that comprise our Board, along with the independent oversight of the Board by the non-executive Chairman, benefits our Company and our stockholders.
Board Leadership Structure
Our Board periodically reviews its leadership structure. In September 2018, as part of a series of strategic leadership decisions, the Board appointed Mr. Connolly as President and Chief Executive Officer, effective January 1, 2019, upon the retirement of Mr. Gellerstedt as Chief Executive Officer. In December 2019, Mr. Gellerstedt announced his decision not to seek re-election as Director, and accordingly he will fully retire from the Company on April 21, 2020. The Board is thankful for Mr. Gellerstedt's service to the Company and tenure, during which the Company went through a remarkable transformation.
Our Board determined that it was appropriate at this time to separate the roles of the Executive Chairman and the Chief Executive Officer, and Mr. Gellerstedt assumed the role of Executive Chairman of the Board, effective January 1, 2019. Under this new leadership structure, the Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, in consultation with the Chairman of the Board of Directors.
S. Taylor Glover served as our non-executive Chairman from July 2009 to July 2017, when he was elected our Lead Independent Director. In December 2019, Mr. Glover announced his decision not to seek re-election as Director, and accordingly he will retire from the Board on April 21, 2020. The Board is thankful for Mr. Glover's service to the Company and tenure.
Also in December 2019, the Board appointed Mr. Chapman to succeed as non-executive Chairman of the Board, effective April 21, 2020, upon Mr. Gellerstedt's retirement. There will no longer be a Lead Independent Director, effective April 21, 2020. The non-executive Chairman presides at all executive sessions of “non-management” Directors, as defined under the NYSE Listed Company Manual. The powers and duties of our non-executive Chairman reflect corporate governance best practices. Among other duties, our non-executive Chairman provides input on meeting agendas, presides over all meetings, and chairs executive sessions of the independent Directors to discuss certain matters without members of management present. Pursuant to our Corporate Governance Guidelines, our

non-executive Chairman is responsible for ensuring that the role between board oversight and management operations is respected, providing the medium for informal dialogue with and between independent Directors and allowing for free and open communication with that group. In addition, our non-executive Chairman serves as a communication conduit for third parties who wish to communicate with the Board.
We believe this current board leadership structure is appropriate for our Company and our stockholders. We believe this structure promotes efficiency and provides strong leadership for our Board, while also positioning our Chief Executive Officer, with the consultation of our Chairman of the Board, as the leader of the Company in the eyes of our business partners, employees, stockholders, and other interested parties.
Executive Sessions of Independent Directors
Our independent Directors meet without management present at least four times each year. Mr. Chapman, as our non-executive Chairman, effective April 21, 2020, is responsible for presiding at meetings of the independent Directors.
Any stockholder or interested party who wishes to communicate directly with the Chairman or the independent Directors as a group may do so by writing to: Cousins Properties Incorporated, 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802, Attention: Chairman.
Committees of the Board of Directors
Our Board has three standing committees - the Audit Committee; the Compensation, Succession and Nominating Committee; and the Executive Committee. The following table shows the current members of each committee of those Directors who have consented to stand for re-election.

Director	Audit	Compensation, Succession, Nominating and Governance	Executive
Charles T. Cannada	✓FE	✓
Robert M. Chapman		©	©
M. Colin Connolly			✓
Scott W. Fordham
Lillian C. Giornelli	✓	✓
R. Kent Griffin	✓FE
Donna W. Hyland	© FE	✓	✓
R. Dary Stone	✓FE
✓ = Current committee member                 © = Committee chair
FE = Financial Expert
Audit Committee.  The Audit Committee held four meetings during 2019. All of the current members of the Audit Committee are independent within the meaning of the regulations promulgated by the SEC, the listing standards of the NYSE, and our Director Independence Standards. All of the members of the Audit Committee are financially literate within the meaning of the SEC regulations, the listing standards of the NYSE, and the Company’s Audit Committee Charter. The Board has determined that each of Ms. Hyland and Messrs. Cannada, Griffin, and Stone is an audit committee financial expert within the meaning of the SEC regulations and that each has accounting and related financial management expertise within the meaning of the NYSE listing standards.

The primary responsibilities of our Audit Committee include:

•	providing oversight of the integrity of the Company’s financial statements, the Company’s accounting and financial reporting processes, and the Company's system of internal controls;

•	deciding whether to appoint, retain, or terminate our independent registered public accounting firm;

•	reviewing the independence of the independent registered public accounting firm;

•	reviewing the audit plan and results of the audit engagement with the independent registered public accounting firm;

•	reviewing the scope and results of our internal auditing procedures, risk assessment, and the adequacy of our financial reporting controls;

•	considering the reasonableness of and, as appropriate, approving the independent registered public accounting firm’s audit and non-audit fees; and

•	reviewing, approving, or ratifying related party transactions.
Compensation, Succession, Nominating and Governance Committee.  The Compensation, Succession, Nominating and Governance Committee held five meetings during 2019. All of the members of the Compensation, Succession, Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE, including the additional independence requirements applicable to compensation committee members, and our Director Independence Standards.
The primary responsibilities of our Compensation, Succession, Nominating and Governance Committee include:

•	overseeing the administration of the Company’s compensation programs, including setting and administering our executive compensation;

•	overseeing the administration of our incentive compensation plans and equity-based plans;

•
reviewing and approving those corporate goals and objectives that are relevant to the compensation of the Chief Executive Officer (the "CEO") and all other Executive Officers, and evaluating the performance of the CEO and the other Executive Officers in light of those goals and objectives;

•
reviewing our incentive compensation arrangements to confirm that incentive compensation does not encourage excessive risk-taking, and periodically considering the relationship between risk management and incentive compensation;

•	overseeing our management succession planning;

•	making recommendations regarding composition and size of the Board;

•
reviewing qualifications of Director candidates and the effectiveness of incumbent Directors and recommending individuals to the Board for nomination, election, or appointment as members of the Board and its committees;

•	reviewing and recommending to the Board corporate governance principles and policies that should apply to the Company; and

•	making recommendations regarding non-employee Director compensation.
The Compensation, Succession, Nominating and Governance Committee has retained FPL Associates ("FPL"), an independent human resources consulting firm, since 2015 to provide advice regarding executive compensation, including for our NEOs listed in the compensation tables in this proxy statement. FPL advised the Compensation, Succession, Nominating and Governance Committee with respect to compensation trends, best practices, and plan design. FPL provided the Compensation, Succession, Nominating and Governance Committee with relevant market data, advice regarding the interpretation of such data, and alternatives to consider when making decisions regarding executive compensation, including for our NEOs.

In 2020, the Compensation, Succession, Nominating and Governance Committee considered the independence of FPL in accordance with NYSE listing standards. The Committee requested and received a letter from FPL addressing the consulting firm’s independence, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any Company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The Committee discussed these considerations and concluded that FPL is independent and that the work of the consultant did not raise any conflict of interest.
Executive Committee.  The Executive Committee may exercise all powers of the Board in the management of our business and affairs, except for those powers expressly reserved to the Board. The Executive Committee took no action in 2019.
Corporate Governance
Our Board has adopted a set of Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Investor Relations page of our website at www.cousins.com. The charters of the Audit Committee and the Compensation, Succession, Nominating and Governance Committee are also available on the Investor Relations page of our website.
Our Board has adopted a Code of Business Conduct and Ethics (the “Ethics Code”), which applies to all officers, Directors, and employees. This Ethics Code reflects our long-standing commitment to conduct our business in accordance with the highest ethical principles. Our Ethics Code is available on the Investor Relations page of our website at www.cousins.com. Copies of our Corporate Governance Guidelines, committee charters, and Ethics Code are also available upon written request to Cousins Properties Incorporated, 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802, Attention: Corporate Secretary.
Any stockholder or interested party who wishes to communicate directly with our Board, or with an individual member of our Board, may do so by writing to Cousins Properties Incorporated Board of Directors, c/o Corporate Secretary, 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802. At each regular Board meeting, the Corporate Secretary will present a summary of any communications received since the last meeting (excluding any communications that consist of advertising, solicitations, or promotions of a product or service) and will make the communications available to the Directors upon request.
Board’s Role in Risk Oversight
Our Board is responsible for overseeing our risk management. The Board delegates some of its risk oversight role to the Audit Committee and the Compensation, Succession, Nominating and Governance Committee.

•
Under its charter, the Audit Committee is responsible for discussing our financial risk assessment with management, as well as the oversight of our corporate compliance programs, cybersecurity concerns, and the internal audit function.

•
Under its charter, the Compensation, Succession, Nominating and Governance Committee is responsible for reviewing the Company’s incentive compensation arrangements to confirm that incentive compensation does not encourage excessive risk-taking and to periodically consider the relationship between risk management and incentive compensation. The Compensation, Succession, Nominating and Governance Committee is also responsible for discussing the Company's sustainability and social responsibility initiatives, goals, and reporting.

In addition, our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the Board receives reports on risk management from senior officers of the Company and from the Chairs of the Audit Committee and the Compensation, Succession, Nominating and Governance Committee, as well as from outside advisers. The Board believes that the work undertaken by the Audit

Committee and the Compensation, Succession, Nominating and Governance Committee, together with the work of the full Board and management, enables the Board to effectively oversee the Company’s risk management function.
Board’s Role in Corporate Strategy
Our Board is responsible for assisting management in developing and evaluating our corporate strategy. As part of a comprehensive review of our existing portfolio and review of opportunities for acquisition, disposition, and development, our management team reviews and discusses with the Board the current corporate strategy, including the degree to which the assets within our portfolio and potential opportunities are aligned with that strategy.
Our Board periodically conducts special meetings to review and discuss our corporate strategy, including perceived macro threats and opportunities in the office sector generally, our portfolio characteristics, the strengths and challenges of our target markets, anticipated opportunities for improvement of the portfolio, and our financial philosophy.
Our corporate strategy is summarized as follows:
•Premier Sunbelt Office Portfolio. We prioritize investment in trophy office building concentrations in the best-located and most highly-amenitized submarkets within some of the most attractive office markets in the Sunbelt, including Austin, Atlanta, Charlotte, Dallas, Phoenix, and Tampa. We focus on appropriate distribution of investments among those markets, and we regularly review opportunities to expand selectively in additional office markets in the Sunbelt which offer strong long-term growth characteristics, including supply constraints and strong transportation infrastructure.
•Disciplined Asset Allocation. We pursue acquisition and development opportunities where we believe our expertise in leasing and development will provide a strong base for generating attractive risk-adjusted returns and maintain or upgrade the quality of our portfolio.
•Best in Class Balance Sheet. We maintain a simple, flexible, and low-levered balance sheet, appropriately sized to obtain benefits of scale, with a preference for limitations on the use of joint ventures (unless they bring strategic considerations other than funding).
•Strong Local Operating Platforms. We lead our markets with local leadership who have direct responsibility for local operations and identifying new opportunities, supported by centralized corporate functions that can be shared across the portfolio while maintaining appropriate net general and administrative expenses.
The Board continues to review and discuss our corporate strategy with management, making prudent adjustments as appropriate given current market conditions.
Majority Voting for Directors and Director Resignation Policy
Our Bylaws and Corporate Governance Guidelines provide for majority voting in uncontested Director elections. Under the majority voting standard, Directors are elected by a majority of the votes cast, which means that the number of shares cast for a Director must exceed the number of shares cast against that Director. Under our Corporate Governance Guidelines, if a Director fails to receive a sufficient number of votes for re-election at an annual meeting, the Director must offer to tender his or her resignation to the Board. The Board will determine whether or not to accept such resignation.
Our Bylaws provide that the Compensation, Succession, Nominating and Governance Committee (referred to in this discussion as the "Nominating Committee") will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Any Director who tenders his or her resignation in accordance with the Bylaw provision will not participate in the Nominating Committee’s recommendation or Board action regarding whether to accept such resignation. However, if each member of the Nominating Committee was not elected at the same election, then the independent Directors who were elected will appoint a committee among themselves to consider such resignations and recommend to the Board whether to accept them. However, if the only Directors who were elected in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept such resignations.
Selection of Nominees for Director
Our Directors take a critical role in guiding our strategic direction and overseeing our management. Our Board has delegated to the Nominating Committee the responsibility for reviewing and recommending nominees for membership on the Board. Candidates are considered based upon various criteria and must have integrity, accountability, judgment, and perspective. In addition, candidates are chosen based on their leadership and business experience, as well as their ability to contribute toward governance, oversight, and strategic decision-making. While we have not adopted a formal policy regarding diversity of our Board, the Nominating Committee considers and values the diversity of experience, qualifications, attributes, and skills that a potential nominee would bring to the Board in identifying nominees for Director.
The Nominating Committee is responsible for recommending nominees for election to the Board at each Annual Meeting and for identifying one or more candidates to fill any vacancies that may occur on the Board. The Nominating Committee uses a variety of sources in order to identify new candidates. New candidates may be identified through recommendations from independent Directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the Board, and stockholder recommendations. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating Committee, interviews with the Nominating Committee as a whole, one or more members of the Nominating Committee, or one or more other Board members, and discussions of the Nominating Committee and the full Board. The Nominating Committee then recommends candidates to the full Board, with the full Board selecting the candidates to be nominated for election by the stockholders or to be elected by the Board in order to fill a vacancy.
The Nominating Committee will consider Director nominees proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective nominee for consideration by the Nominating Committee may do so by submitting the candidate’s name and qualifications in writing to Cousins Properties Incorporated Compensation, Succession, Nominating and Governance Committee, c/o Corporate Secretary, 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802.
Management Succession Planning
The Nominating Committee is also responsible for the oversight of the Company's succession planning, including overseeing a process to evaluate the qualities and characteristics of an effective Chief Executive Officer and conducting advance planning for contingencies, such as the departure, death, or disability of the Chief Executive Officer or other senior members of management. The Chief Executive Officer periodically reviews the management development and succession planning with the Governance Committee. The succession plan is also reviewed with the full Board from time to time, which views ensuring thoughtful, seamless, and effective transitions of leadership to be a primary responsibility of the Board. Potential leaders are given exposure and visibility to the Board members through formal presentations and informal events.
Board Refreshment and Board Succession Planning
Succession planning is not limited to management. We also consider the long-term make-up of our Board and how the members of our Board change over time. We aim to strike a balance between the knowledge that comes from longer-term service on the Board with the new ideas and energy that can come from adding members to the Board. We also consider the long-term needs of our Board and the expertise that is needed for our Board as our business strategy evolves and the marketplace in which we do business evolves.
We added one or more new independent Directors in each of 2014, 2015, 2016, and 2018. In February 2019, the Board elected Mr. Connolly to serve as a Director, following his succession to the role of President and Chief Executive Officer. In June 2019, in connection with the TIER Merger, we added one new non-independent Director and one new independent Director. In December 2019, the Board announced that Messrs. Gellerstedt and Glover, each long-serving members of the Board, had determined not to stand for re-election in 2020.

We believe the average tenure for our Directors reflects the balance that the Board seeks between the different perspectives brought by long-serving Directors and new Directors. The following summarizes the tenure of our 2020 Director nominees:
Board and Committee Evaluation Process
The Board has established a robust self-evaluation process. Our Corporate Governance Guidelines require the Board to evaluate its own performance annually. In addition, each of the charters of the Audit Committee and the Compensation, Succession, Nominating and Governance Committee (referred to in this discussion as the “Governance Committee”) require an annual performance evaluation. The Governance Committee oversees the annual self-assessment process on behalf of the Board.
Each year, all Board members and all members of the Audit and Governance Committees complete a detailed questionnaire. The questionnaire provides for qualitative ratings in key areas and also seeks subjective comments. The General Counsel collects and analyzes the data and prepares a verbal report with details regarding the responses to the Chair of the Governance Committee, the Lead Independent Director, the Executive Chairman, and the Chief Executive Officer. The General Counsel also provides a verbal summary of that report to the full Board.
We are in the process of conducting a "360º evaluation" of our Board, with the assistance of TalentQuest, a board leadership consultant. We intend periodically to conduct similar evaluations in the future as our Board deems appropriate to supplement our standard annual performance evaluation and self-assessment process.
Hedging, Pledging and Insider Trading Policy
Our insider trading policy prohibits our employees, officers, and Directors from hedging their ownership of our stock, including a prohibition on short sales, buying or selling of puts and calls, and purchasing our stock on margin. Our insider trading policy also prohibits our employees, officers, and Directors from purchasing or selling our securities while in possession of material non-public information. None of our executive officers or Directors holds any of our stock subject to pledge.
Stockholder Engagement and Outreach
Our commitment to understanding the interests and perspectives of our stockholders is a key component of our corporate governance strategy and compensation philosophy. Throughout the year, we regularly meet with our investors to share our perspective and to solicit their feedback on a variety of topics, such as our strategy and performance, corporate governance, and market conditions. During 2019, members of our executive management team participated in four investor conferences as well as numerous one-on-one meetings with our investors. Periodically, we also hold investor days where members of our management team meet with stockholders to discuss our strategy and performance, provide tours of our properties, and respond to questions. In addition, we consider the input received from our stockholders through individual meetings, property tours, telephone calls, and/or written communications. We plan to continue our engagement with our stockholders in 2020 and beyond, as we believe the perspectives provided by our stockholders provide valuable information to be considered in our decision-making process.
Sustainability & Corporate Responsibility
At Cousins, we believe that true value creation results not only from positive stock performance, but also from a commitment to sustainability. For us, sustainability means creating and maintaining durable buildings that are operated in an environmentally and socially responsible manner. This approach not only encourages office users to select us for their corporate operations, but it also enhances the communities where our buildings are located. We believe strong financial returns are driven by creating a positive impact in the communities in which we operate, and that will continue to be a critical part of our success going forward. This community focus is the reason that we have Managing Directors in each of our markets who provide local leadership, an entrepreneurial mindset, and a strong community presence. We have long focused on responsibly building the highest quality assets and emphasizing best-in-class projects, including incorporating environmentally sustainable design, construction, and operational components. We are focused on creating healthy workspaces and high performance properties while simultaneously mitigating operational costs and the potential external impacts of energy and water consumption, waste production, and greenhouse gas emissions. This focus leads to strong customer satisfaction and interest from potential customers, which in turn maintains our buildings' occupancy and promotes positive returns for our stockholders.
Commitment to Sustainability
At Cousins, we pride ourselves on investing in trophy office buildings located in high-growth Sunbelt markets and managing these properties in a first-class manner, while achieving outstanding efficiency. In evaluating new acquisition opportunities, we focus carefully on the existing performance of the building in consumption of energy and water resources and the mitigation of resource consumption through recycling and other efforts. We also evaluate the opportunities for improvement in these areas on a near- and long-term basis. In addition, we carefully evaluate the proximity to transit options, with a strong preference for nearby bus and rail transit. When planning development projects, we take all of the foregoing into account, and we strive to design highly-sustainable buildings, generally taking advantage of the LEED and/or BOMA 360 certification process and designation. For our operational buildings and our buildings under development, we emphasize the importance of environmentally sustainable design, construction, and operational components. Over the long term, we believe properties that reflect these priorities will remain attractive to office users and investors, and as a result, we anticipate that this philosophy will continue to generate high-quality returns for our stockholders.
The Company continued its focus on sustainability during 2019:
•Published our inaugural Corporate Social Responsibility Report, available on our website at www.cousins.com.
•Earned the highly competitive "Green Star" designation for the Global Real Estate Sustainability Benchmark ("GRESB") Annual Survey, which measures the environmental performance of property portfolios around the world, reflecting a ranking in the top 25% of companies worldwide in sustainability performance.
•For four consecutive years, increased our GRESB score, with our score for the last three years being above the GRESB average for the publicly-listed office companies and for all years being above the GRESB global average.
•For the third consecutive year, achieved an overall score of a "B" on the GRESB public Disclosure assessment, including scores of "A" on the Disclosure of Sustainability Governance and Disclosure of Sustainability Implementation components. These scores compare favorably to the overall comparison group average of a "C."
•Completed development of Dimensional Place, a 281,000 square foot office project in Charlotte, North Carolina, which received the LEED Gold certification.
•Through the June 14, 2019 merger with TIER, we acquired nine operating office properties containing 5.8 million square feet, of which 18.8% have a LEED certification.

•Increased the percentage of the legacy Company portfolio that has earned ENERGY STAR certifications from 83% in 2018 to 85% in 2019.
•Pursuing LEED gold certification where feasible for all development projects.
•Continued our improvement in the portion of our portfolio which has one of the certifications or ratings offered by EnergyStar, LEED, and/or BOMA 360. As of December 31, 2019, our portfolio reflected these guidelines and ratings as follows:

	Number of Buildings			% of Office Portfolio (square feet)
Certification	2017	2018	2019	2017	2018	2019
EnergyStar (1)	30	31	41	71%	83%	73%
LEED (2)	22	22	34	68%	68%	64%
BOMA 360 (3)	34	34	37	84%	91%	74%
Total with at least One Certification	36	38	51	87%	99%	91%

(1)
EnergyStar is the U.S. Environmental Protection Agency's ("EPA's") program for helping organizations drive energy efficiency improvements in their office building, with certification requiring a third party audit and verification that a building achieves a score of at least 75 (out of 100), meaning that it outperforms at least 75 percent of similar office buildings in the United States, with differences in operating conditions and regional weather taken into account. As of December 31, 2019, the average rating among our buildings with an EnergyStar certification was 83, and as of that date, 41 of our 57 buildings had a score of at least 75.

(2)
Leadership in Energy & Environmental Design ("LEED") is the U.S. Green Building Council's program of rating new or existing buildings on their energy performance and other sustainability characteristics.

(3)
BOMA 360 is a rating designation provided by the Building Owners and Managers Association ("BOMA"), which provides a third-party verified certification that covers a comprehensive range of six major areas of office building performance: operations and management; safety and security; training and education; energy; environmental and sustainability; and tenant relations and community involvement.

Our sustainability efforts are managed by a sustainability team led by our EVP-Development, EVP-Operations, and EVP & General Counsel, along with representatives from the operations group and outside sustainability consultants. The team establishes the policies addressing environmental and social issues, reviews recent performance metrics, sets goals for sustainability improvements for individual buildings, and ensures that sustainability efforts are included as a core value in all design, development, investment, and operation decisions. In addition, Ms. Roper and Mr. Connolly regularly review and discuss with the broader management team and with our Board of Directors the status of our sustainability efforts, including planned strategic initiatives and recent accomplishments.
Commitment to Diversity
We are focused on creating a diverse and inclusive workforce. Our priority is to attract, develop, and retain the best talent, foster an inclusive culture, and embrace diversity. Our employees are the foundation of our success, and we strive to have a workforce that reflects the diversity of qualified talent that is available in the markets we serve.
We are also committed to diversity at the Board level. Our Board will consider diversity, including gender and ethnicity, when considering nominations to the Board and will endeavor to include women and individuals from minority groups in the qualified pool from which new director candidates are selected as the Board undergoes periodic Board refreshment. The Board's objective is to have a Board comprised of individuals who by occupation, background, and experience are in a position to make a strong, positive contribution to the Company and its stockholders.
Key diversity highlights include:

•	Our Board includes a female as Chair of the Audit Committee, and 25% of the Board nominees are women.

•	We have several women in key leadership roles, including the EVP & General Counsel, the SVP-Investments, and the SVP-Tax. As of December 31, 2019, 44% of the supervisors at the Company were women.

•	As of December 31, 2019, 40% of the workforce were women.

•	As of December 31, 2019, 42% of the workforce self-identified as a minority or did not specify an ethnicity.
Commitment to Community
In addition, we believe that we should be involved community citizens, paying our "civic rent" through philanthropic commitments from the Company and our employees to local causes, including significant participation in annual fundraising for local nonprofits, and through active involvement by our employees in community-building activities such as Habitat for Humanity or volunteer work at local shelters. This occurs not just at the corporate office, but also at the individual property level, so that we can be active in each community where the Company has made a significant investment. Together with our extensive wellness program and our commitment to a fair and respectful workplace, we believe this commitment to service and integrity offers our employees many opportunities for meaningful engagement and collaboration.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth, as of March 2, 2020 unless otherwise noted, information regarding the beneficial ownership of our common stock by:

•	our Directors;

•	our Named Executive Officers;

•	the Directors and executive officers as a group; and

•	beneficial owners of more than 5% of our outstanding common stock.

	Number of Shares of Common Stock Beneficially Owned (1)
	Restricted Stock (2)	Shares Held in Retirement Savings Plan	Options Exercisable within 60 Days (3)		Other Shares Beneficially Owned		Percent of Class (4)
Directors, Nominees for Director and Named Executive Officers
Gregg D. Adzema	19,052	—	—		44,178		*
Charles T. Cannada	—	—	—		30,774	(5)	*
Robert M. Chapman	—	—	—		20,105		*
M. Colin Connolly	39,209	—	—		27,860		*
Scott W. Fordham	—	—	—		235,040	(6)	*
Lawrence L. Gellerstedt III	8,616	—	16,918		153,484	(7)	*
Lillian C. Giornelli	—	—	—		137,744	(8)	*
R. Kent Griffin, Jr.	—	—	—		31,599		*
Richard G. Hickson IV	6,566	—	—		5,561		*
Donna W. Hyland	—	—	—		22,942		*
Pamela F. Roper	10,007	—	—		16,113	(9)	*
R. Dary Stone	—	—	335	(10)	43,306		*
Total for all Directors and executive officers as a group (15 persons)	89,470	—	19,230		980,536	(11)	0.67%
5% Holders
The Vanguard Group (12)	—	—	—		21,531,143		14.67%
BlackRock, Inc. (13)	—	—	—		19,337,505		13.20%

*	Less than 1% individually
(1)
Based on information furnished by the individuals named in the table. Includes shares for which the named person has sole voting or investment power or shared voting or investment power with his or her spouse. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no beneficial economic interest. Except as stated in the notes below, the persons indicated possessed sole voting and investment power with respect to all shares set forth opposite their names.

(2)	Represents shares of restricted stock awarded to executive officers. The executive officers have the right to direct the voting of the shares of restricted stock reflected in the table.
(3)	Represents shares that may be acquired through stock options exercisable as of May 1, 2020.
(4)
Based on 146,821,685 shares of common stock issued and outstanding as of March 2, 2020, except for Schedule 13G and Schedule 13G/A filers (5% Holders), whose ownership percentages are based on shares outstanding as of December 31, 2019. Assumes that all options owned by the named individual and exercisable within 60 days are exercised.

(5)	Excludes 203 shares owned by Mr. Cannada's wife, as to which Mrs. Cannada has sole voting power, and for which Mr. Cannada disclaims beneficial ownership.
(6)	Includes 50,504 shares owned by Mr. Fordham and his wife, as to which Mr. Fordham shares voting and investment power.
(7)
Excludes 375 shares owned in trusts for the benefit of Mr. Gellerstedt's children, of which his wife is the trustee and has sole voting and investment power, and 12 shares owned by Mr. Gellerstedt's wife, as to which Mrs. Gellerstedt has sole voting power, and for which Mr. Gellerstedt disclaims beneficial ownership.

(8)
Includes 233 shares owned by Ms. Giornelli and her husband, as to which Ms. Giornelli shares voting and investment power. Includes 1,874 shares owned by Nonami Foundation, Inc., of which Ms. Giornelli and her husband, as the sole trustees, share voting and investment power; 85,170 shares owned by CF Foundation, of which Ms. Giornelli is one of five board members who share voting and investment power; and 13,785 shares owned by The Cousins Foundation, of which Ms. Giornelli is one of four trustees who share voting and investment power.

(9)	Represents shares owned jointly by Ms. Roper and her husband, as to which Ms. Roper shares voting and investment power.
(10)	Represents options outstanding which were granted during Mr. Stone's tenure as an officer of the Company prior to his retirement in 2011.
(11)
Includes 238,672 shares as to which Directors and executive officers share voting and investment power with others. Does not include 2,324 shares owned by spouses and other affiliates of Directors and executive officers, as to which they disclaim beneficial ownership.

(12)
According to a Schedule 13G/A filed with the SEC on February 10, 2020, The Vanguard Group ("Vanguard"), an investment advisor, has sole voting power with respect to 226,316 shares of our common stock, shared voting power with respect to 162,241 shares of our common stock, sole dispositive power with respect to 21,313,228 shares of our common stock and shared dispositive power with respect to 217,915 shares of our common stock. According to the Schedule 13G/A, Vanguard beneficially owned 14.67% of our common stock as of December 31, 2019. The business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(13)
According to a Schedule 13G/A filed with the SEC on February 2, 2020, BlackRock, Inc. (“BlackRock”), a parent holding company or control person, has sole voting power with respect to 18,596,724 shares of our common stock and sole dispositive power with respect to 19,337,505 shares of our common stock. According to the Schedule 13G/A, BlackRock beneficially owned 13.2% of our common stock as of December 31, 2019. The business address of BlackRock is 55 East 52nd Street, New York, New York 10055.

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
The Compensation, Succession, Nominating and Governance Committee of our Board of Directors (also referred to in this section as the “Compensation Committee”) is responsible for establishing the underlying policies and principles of our compensation program. This Compensation Discussion and Analysis section describes our executive compensation programs for 2019. It also describes how and why the Compensation Committee made its decisions regarding 2019 compensation for our Named Executive Officers detailed in the tables that follow. Our NEOs for 2019 (including their respective titles as of December 31, 2019) are:

•	M. Colin Connolly – President and Chief Executive Officer;

•	Gregg D. Adzema – Executive Vice President and Chief Financial Officer;

•	Lawrence L. Gellerstedt III – Executive Chairman;

•	Pamela F. Roper – Executive Vice President, General Counsel and Corporate Secretary; and

•	Richard G. Hickson IV – Executive Vice President - Operations.
Executive Summary
Overview of 2019 Business Performance
Our strategy is to create value for our stockholders through ownership of the premier urban office portfolio in the Sunbelt markets of the United States, with a particular focus on Georgia, Texas, North Carolina, Florida, and Arizona. This strategy is based on a disciplined approach to capital allocation including value-add acquisition of assets, selective development projects, and timely disposition of non-core assets. This strategy is also based on a simple, flexible and low-leveraged balance sheet that allows us to pursue acquisitions and development opportunities at the most advantageous points in the cycle. To implement this strategy, we leverage our strong local operating platforms within each of our markets.
In 2019, we executed on this strategy with strategic transactions, including a merger discussed below, key development and acquisition transactions and key leasing and disposition activities, along with commencing new development projects and delivering completed development projects. During this time, we remained focused on our core business, with our "Funds from Operations" (or "FFO"), and our same property net operating income each increasing in 2019 compared to 2018. In implementing our strategy, we had goals for 2019 that included FFO, an increase in same property net operating income1, gross office leasing volume and net effective rent performance on that leasing activity. We were generally successful in meeting these goals.

1 See Appendix A to this proxy for a reconciliation of net income available to common stockholders to FFO and to FFO as adjusted by the Compensation Committee and for a reconciliation of net income to same property net operating income. For the definition of FFO and same property income, please see page 26 of our Annual Report on Form 10-K for the year ended December 31, 2019, available at www.sec.gov or on the Investor Relations page of our website at www.cousins.com.

Total Stockholder Return
Our stockholders realized a 32.12% total return for the three-year period ended December 31, 2019, in comparison to the SNL US REIT Office and the FTSE NAREIT equity indices, whose total return was 7.99% and 26.45%, respectively.
2019 Activities
Consistent with our strategy, on June 14, 2019, we merged with TIER REIT, Inc. (“TIER”) in a stock-for-stock transaction (the "Merger"). As a result, we acquired an interest in nine operating office properties containing 5.8 million square feet of space, two office properties under development that are expected to add 620,000 square feet of space upon completion, and land parcels on which up to 2.5 million square feet of additional space may be developed. Strategically, we believe that the Merger created an unmatched portfolio of trophy office assets balanced across the premier Sunbelt markets. In addition, we believe that the Merger has enhanced our position in our existing markets of Austin and Charlotte, provided a strategic entry into Dallas, and balanced our exposure in Atlanta. The Merger is also expected to enhance growth and to provide value-add opportunities as a result of TIER's active and attractive development portfolio and land bank. As a part of this transaction, we issued $650 million in senior unsecured debt at a weighted average interest rate of 3.88%, which effectively replaced the majority of the TIER debt assumed in the Merger.
On June 14, 2019, immediately subsequent to the Merger, we amended our restated and amended articles of incorporation to effect a reverse stock split of the issued and outstanding shares of the Company common stock, pursuant to which, (1) each four shares of issued and outstanding Company common stock were combined into one share of Company common stock (the “Reverse Stock Split”) and (2) the authorized amount of shares of Company common stock was proportionally reduced to 175,000,000 shares. The objectives of the Reverse Stock Split included (a) to broaden the pool of investors and attract new investors, as a consequence of the increased stock price resulting from the Reverse Stock Split; (b) to reduce the number of outstanding shares of Company common stock, increasing alignment with market practice for other companies of similar size; and (c) to reduce the relatively high transaction costs for Company stockholders, including a reduction of the relative percentage of sales price paid by stockholders in fixed price or per-share trading commissions.
In addition to the Merger, we engaged in a number of transactions during 2019 that both individually and collectively advanced our strategy. On March 1, 2019, we entered into a series of agreements and executed related transactions with Norfolk Southern Railway Company ("NS") in which we sold land to NS, executed agreements to provide development and consulting services for NS's corporate headquarters that is being constructed on that land, and purchased a 370,000 square foot office building in Midtown Atlanta from NS ("1200 Peachtree") that is subject to a three-year market rate lease covering the entire building. These transactions are not only accretive to earnings over the period of construction of NS’s new headquarters, but the addition of 1200 Peachtree at an attractive price in the growing Midtown Atlanta submarket provides an excellent opportunity to re-lease the space at attractive rates when NS moves to its new headquarters.

In June 2019, we entered into a 561,000 square foot lease with Truist Financial Corporation ("Truist") at Hearst Tower that enhanced the value of the building with a 15-year lease to a high credit tenant covering 58% of the building. Included in the lease was an option for Truist to purchase the building for $455.5 million. In late 2019, Truist notified us of their intent to exercise this option, and we expect to close on the sale of Hearst Tower at the end of the first quarter of 2020.

In October 2019, we purchased our partner’s interest in Terminus Office Holdings ("TOH") in a transaction that values Terminus 100 and Terminus 200 at $503 million. At 83% leased and at a purchase price below replacement cost, we believe that this purchase provides an opportunity to create value through the lease-up of vacant space in one of the most highly-amenitized office properties in Buckhead Atlanta.

As noted above, in the Merger, we added two active development projects to our development pipeline: Domain 10 and Domain 12 in Austin. Domain 12 is 100% leased and on track to deliver in the first half of 2020. With the execution of an expansion with Amazon in the third quarter of 2019, we increased the percent leased of Domain 10 from 63% upon acquisition to 98%. Domain 10 is scheduled to deliver in late 2020. We continued to make progress on our existing development projects that include 120 West Trinity in Decatur, Georgia, 10000 Avalon in Atlanta, and 300 Colorado in Austin. These projects are on track to deliver in 2020 and early 2021 and the office portion of these properties is a combined 77% pre-leased. We commenced development of 100 Mill, a 287,000 square foot office property in Tempe, Arizona. This project has estimated construction costs of $153 million, is scheduled for delivery in early 2022, and is 44% pre-leased. In the first quarter of 2019, Dimensional Place, a 281,000 square foot office building in Charlotte commenced operations. We continue to look for additional development opportunities with our robust land bank.

In 2019, we leased or renewed 3.1 million square feet of office space. The weighted average net effective rent per square foot, representing gross rent less operating expense reimbursements and leasing costs, for new or renewed non-amenity leases with terms greater than one year was $23.82 per square foot. Cash basis net effective rent per square foot increased 7.7% on spaces that had been previously occupied in the past year. Cash basis net effective rent represents net rent at the end of the term paid by the prior tenant compared to the net rent at the beginning of the term paid by the current tenant. Our same property net operating income and same property cash-basis net operating income increased 2.6% and 4.8%, respectively, in 2019 compared to 2018.

We believe that the Sunbelt region, and in particular the six core Sunbelt markets in which we operate, possess some of the most attractive economic and real estate fundamentals in the nation. Our markets are located in states that lead the nation in new job growth and net migration as residents relocate from the Northeast, Midwest, and West Coast to our markets. This migration, when combined with low levels of new supply, has led to steady office absorption and positive rent growth, supporting healthy office fundamentals. We believe that we are well positioned to benefit from, and ultimately outperform in, the current real estate environment.

Our Atlanta portfolio totals 7.3 million square feet, representing 33.8% of our net operating income for the fourth quarter of 2019 and was 91.2% leased at December 31, 2019. In addition, we had two projects under development in Atlanta at December 31, 2019, one office property and one mixed use property, in which we hold 90% and 20% interests, respectively. Job growth in Atlanta for the year ended December 31, 2019 was 2.2%, above the national average, and construction as a percentage of the total market square footage was 2.6% at year end. Our portfolio is well located primarily in the Midtown, Buckhead, and Central Perimeter submarkets with direct access to mass transit.

Our Austin portfolio totals 4.0 million square feet, representing 23.2% of our net operating income for the fourth quarter of 2019 and was 95.8% leased at December 31, 2019. In addition, we have three projects under development in Austin, one owned in a 50-50 joint venture and two wholly-owned that together total 978,000 square feet and are a combined 95% leased. Job growth in Austin for the year ended December 31, 2019 was 2.7% and construction as a percentage of the total market square footage was 9.1%. Our portfolio is predominantly in the central business district and Northwest submarket where vacancy is 5.6% and 6.8%, respectively. We believe that our dominant presence in Austin, combined with strong job growth and low unemployment are favorable for our existing portfolio.

Our Charlotte portfolio totals 4.3 million square feet, representing 16.9% of our net operating income for the fourth quarter of 2019 and was 96.2% leased at December 31, 2019. Job growth in Charlotte for the year ended December 31, 2019 was 2.4% and construction as a percentage of the total market square footage was 5.1%. Our portfolio is located in the Uptown and South End submarkets where rent growth has significantly surpassed the national average. The overall market has benefitted from Charlotte's strong population growth, which has increased at three times the national rate over the past decade. Strong demand and favorable economics have spurred a high level of new development across the market, specifically in Uptown where approximately 2.7 million square feet is currently under construction.

Our Phoenix portfolio totals 1.3 million square feet, representing 7.6% of our net operating income for the fourth quarter of 2019 and was 97.6% leased at December 31, 2019. Job growth in Phoenix for the year ended December 31, 2019 was 2.6% and construction as a percentage of the total market square footage was 1.7%. Phoenix has experienced population growth at more than twice the national average, more than two-thirds of which was from new residents from outside the metropolitan area. Our portfolio is located in the Tempe submarket, in close proximity to Arizona State University and its 80,000 students, where Class A office vacancy is 5.4%.

Our Tampa portfolio totals 1.7 million square feet, representing 6.9% of net operating income for the fourth quarter of 2019 and was 95.7% leased at December 31, 2019. Job growth in Tampa for the year ended December 31, 2019 was 2.2%, and construction as a percentage of the total market square footage was 1.6%. Metro-wide, the Tampa office market is experiencing low vacancy rates, and the Westshore submarket, where our portfolio is located, continues to achieve some of the highest rents in the metropolitan area, in part due to its central location and proximity to the Tampa airport.

Our Dallas portfolio totals 516,000 square feet, representing 2.7% of net operating income for the fourth quarter of 2019 and was 96.3% leased at December 31, 2019. Job growth in Dallas for the year ended December 31, 2019 was 2.1%, and construction as a percentage of the total market square footage was 4.0%.
Summary of Key Compensation Decisions for 2019
The Compensation Committee made the following key decisions with respect to the 2019 compensation for our NEOs:

•
Base salary increases were approved for all NEOs, except for Mr. Gellerstedt, in line with market data and to reflect their respective contributions to the Company. The base salary for Mr. Gellerstedt was decreased to reflect his transition from Executive Chairman and Chief Executive Officer to Executive Chairman.

•
Performance goals for our annual cash incentive awards were achieved at 138.9% of target, with 138.9% paid, based on Company performance relating to FFO, increase in same property net operating income, gross office leasing volume and net effective rent performance on office leasing activity.

•
Long-term equity awards were granted to our NEOs using a mix of 42% market-conditioned restricted stock units (“RSUs”), 18% performance-conditioned RSUs and 40% time-vested restricted stock. The market-conditioned RSUs ("Market RSUs") are earned only upon meeting performance goals relating to total stockholder return (relative to the SNL US REIT Office Index). The performance-conditioned RSUs ("Performance RSUs") are earned only upon meeting performance goals relating to the Company's FFO over a three-year period for 2019 through 2021. The time-vested restricted stock vests equally over a three-year service requirement on the anniversary of the dates of the grant and will payout, if at all, in common stock upon vesting.

•
In light of the extraordinary performance of the NEOs in connection with the Merger and the NS transactions, certain NEOs were granted a one-time special equity award in the form of RSUs which will be earned only upon completion of a service requirement ending February 3, 2023 and will cliff-vest on that date. In light of the contributions of Mr. Gellerstedt in connection with the Merger and the NS transactions, but taking into consideration his determination not to stand for re-election at the Annual Meeting, Mr. Gellerstedt was awarded a one-time special cash bonus award in the amount of $250,000.
Compensation and Governance Practices
We believe that our compensation program encourages executive decision-making that is aligned with the long-term interests of our stockholders by tying a significant portion of pay to Company performance over a multi-year period. Below we highlight our compensation and governance practices that support these principles.
What We Do

✓
Mitigate Undue Risk:  We provide a balanced mix of cash and equity-based compensation, including annual and long-term incentives which have market or Company performance metrics that we believe mitigate against excessive risk-taking by our management.

✓
Significant Portion of Equity Awards are Market or Company Performance-Based: In 2019, 60% of the regular equity awards granted to our executive officers are market or Company performance-based and require that we achieve market goals relating to TSR or Company performance goals relating to FFO, in each case over a three-year period for the awards to vest.

✓
Incentive Cash Awards are Based on Achievement of Performance Goals, but Provide for Compensation Committee Discretion:  Over the last eleven years (2009 to 2019), payouts under our cash incentive plan have ranged from 0% to 150%, reflecting the Company's performance under the relevant goals for each year. The Compensation Committee sets performance goals under our annual incentive cash award plan that it believes are reasonable in light of past performance and market conditions. Our plan permits the Compensation Committee to exercise discretion in making final cash incentive award determinations so as to take into account changing market conditions, allowing our executive officers to focus on the long-term health of our Company rather than an "all or nothing" approach to achieving short-term goals.

✓
Cap on Incentive Awards: Our policy has established a maximum payout of the incentive cash award that can be earned by each of the executive officers under the annual incentive cash award plan for any year at 150% of the target cash award approved by the Compensation Committee for the year. Our policy has also established 200% as the maximum percentage for performance calculation of any individual component of the incentive cash award, with 150% of the target cash award remaining the overall maximum payout that can be earned by each of the executive officers under the annual incentive cash award plan for any year.

✓
Clawback Policy: We have adopted a recoupment or “clawback” policy pursuant to which we may seek to recover incentive-based compensation from any current or former executive officer who received incentive-based compensation during the three-year period preceding the date on which we are required to restate any previously issued financial statements due to material noncompliance with any financial reporting requirement under federal securities laws.

✓
Double Trigger Change in Control Agreements: We have entered into change in control agreements with our executive officers to ensure that the executives are focused on the interests of our stockholders in the event of a potential strategic acquisition, merger or disposition. The agreements require a “double trigger,” both a change in control and a termination of employment, for the payout of benefits.

✓
No Tax Gross-Up Provisions in Change in Control Agreements: Our change in control agreements with our executive officers do not include tax gross-up provisions. We have committed that we will not enter into a new agreement to include a tax gross-up provision.

✓	Independent Compensation Consultant: The Compensation Committee determined that its compensation consultant is independent pursuant to applicable NYSE listing standards.
✓
Strong Share Ownership Guidelines: We have strong stock ownership guidelines for our executive officers and Directors, including a target ownership of four times annual base salary for our Chief Executive Officer and two times annual base salary for our Executive Vice Presidents.

✓	Holding Period on Stock Awards: We have adopted a policy requiring our executive officers to hold 50% of the after tax number of shares of stock awarded as compensation or 24 months following vesting.

✓
Prohibition of Hedging and Pledging of Company Stock: Our insider trading policy prohibits our Directors and executive officers from engaging in any short sales with respect to our stock or buying or selling puts or calls with respect to our stock. We also prohibit our Directors and executive officers from purchasing our stock on margin. None of our Directors or executive officers holds any of our stock subject to pledge.

✓	Majority Voting for Director Elections: Our Bylaws provide for majority voting in uncontested Director elections.
✓
Long Term Incentive Awards Settled in Stock:  Beginning with our 2020 long term incentive awards, our Market RSUs and Performance RSUs will settle in stock, rather than cash, increasing the alignment with shareholders.

What We Don’t Do

✗	No Employment Agreements: We do not have employment agreements with any of our executive officers. All of our executive officers are employed “at-will.”
✗
No Perquisites: We generally do not provide perquisites above the reporting threshold to our executive officers. In 2019, we did not provide any perquisites to our executive officers above the reporting threshold.

✗
No Pension Plans, Deferred Compensation Plans or Supplemental Executive Retirement Plans: We do not provide any defined benefit pension plans, deferred compensation plans or supplemental executive retirement plans to our executive officers. Our executive officers are eligible to participate in our 401(k) plan on the same basis as all of our employees.

✗	No Single-Trigger Severance or Acceleration: Our existing change in control arrangements do not provide for payment on a change in control without a qualifying termination.
✗
No Dividend Equivalent Units on Unearned Performance Awards: No dividend equivalent units (“DEUs”) are paid on Market RSUs or Performance RSUs during the performance period. DEUs are paid only if and to the extent that the underlying Market RSUs or Performance RSUs are earned.

✗
No Tax Gross-Up Provisions in Change in Control Agreements:  Our change in control agreements with our executive officers do not include tax gross-up provisions. We have committed that we will not enter into a new agreement to include a tax gross-up provision.

Say on Pay Results
At our 2019 annual meeting, stockholders approved our say on pay vote with 97.28% of votes cast.
We believe our compensation programs are effectively designed, are in alignment with the interests of our stockholders and are instrumental in achieving our business strategy. The Compensation Committee will continue to consider stockholder concerns and feedback in the future.
Compensation Philosophy and Competitive Positioning
The success of our business strategy depends significantly on the performance of our executives, requiring a more diverse skill set than if we were a passive real estate investor and allowing us to underwrite and execute on acquisition, development and other investment opportunities, in addition to disposition, joint venture and financing activities. In assessing the compensation of our executives, including our NEOs, we consider strategies designed to attract and retain talented executives in a competitive and dynamic real estate marketplace. While keeping in mind our accountability to our stockholders, we aim to reward executives commensurate with Company and individual performance.
In making compensation decisions for the executive officers, the Compensation Committee typically examines a range of data, with the median data point used as an initial reference point, and thereafter the Compensation Committee applies its judgment to adjust individuals based on their performance, tenure or experience in the role, value contributed to the Company, retention concerns, market data for competitive positions and other relevant considerations, including the assessment of achievement of the Company's strategic and tactical plans.

Compensation Review Process
Market Data and Peer Group
The Compensation, Succession, Nominating and Governance Committee (for this section, the "Compensation Committee") evaluates NEO compensation by reviewing available competitive data, representing organizations of varying sizes (measured by market capitalization) and varying operating strategies. For purposes of making decisions regarding 2019 compensation, the Compensation Committee engaged FPL Associates ("FPL"), among other things: (1) to review the methodology of peer group creation and propose a new peer group of public REITs to be used for the 2019 compensation targets; (2) to benchmark our executive compensation against our peers and assist in developing compensation objectives; (3) to analyze trends in compensation in the marketplace generally and among our peers specifically; and (4) to recommend the components and amounts of compensation for our NEOs. As discussed in Director Compensation on page 61, FPL also provided consulting services with respect to compensation for our Directors. In addition, Ferguson Partners L.P., an affiliate of FPL, provided recruitment services to the Company during the calendar year 2019.
With assistance from FPL, the Compensation Committee undertook a comprehensive review to develop an appropriate peer group of companies to review with the goal of evaluating the competitiveness of the Company's executive compensation program. The peer group was selected based on various criteria considered by the Compensation Committee, including industry (public REITs, and where appropriate, office-focused REITs), size (defined by equity market capitalization), and portfolio scale (defined by number of properties and/or total square footage). As a result of this peer group review and evaluation, while being mindful of best practices for selecting a peer set, the Compensation Committee selected the peer group shown below.
The peer group recommended by the compensation consultant and approved by the Compensation Committee consists of 14 public real estate companies that focus on a variety of asset classes, including (where practical) those having an office component and those that are similar in size to us in terms of equity market capitalization (market value of common and preferred stock and partnership units convertible into stock). This peer group was used because public real estate companies of the same size have similar characteristics to our company with respect to the demands and complexity of managing a similar portfolio, a significant development and acquisition pipeline and extensive capital market activities. The companies were selected so that our equity market capitalization approximates the median. As of the time the study was conducted (July 2018), this peer group had equity market capitalization ranging from $2.554 billion to $6.508 billion. Our equity market capitalization, as of that time, of $4.072 billion, was above market median (62nd percentile). This Peer Group is comprised of the following companies:

●	Brandywine Realty Trust	●	Healthcare Realty Trust, Inc.
●	Columbia Property Trust, Inc.	●	Highwoods Properties, Inc.
●	Corporate Office Properties Trust	●	Hudson Pacific Properties, Inc.
●	DCT Industrial Trust, Inc.	●	Paramount Group, Inc.
●	East Group Properties, Inc.	●	Piedmont Office Realty Trust
●	Empire State Realty Trust, Inc.	●	STAG Industrial
●	First Industrial Realty Trust, Inc.	●	Weingarten Realty Investors
Role of Management and Compensation Consultants
The Compensation Committee evaluates Company and individual performance when making compensation decisions with respect to our NEOs. In making decisions regarding NEO compensation, the Compensation Committee considers recommendations from our CEO with respect to the performance and contributions of each of the other NEOs but retains the right to act in its sole and absolute discretion.
Representatives of the Compensation Committee’s independent compensation consultant will from time to time attend Compensation Committee meetings and provide guidance regarding interpreting the competitive compensation data and trends in the marketplace. For a discussion about the independent compensation consultant and the

Committee’s independence assessment, see “Committees of the Board of Directors – Compensation, Succession, Nominating and Governance Committee” on page 16.
Components of Compensation
The total compensation opportunity for our NEOs in 2019 incorporated three primary components: base salary, annual incentive cash award, and long-term incentive (or “LTI”) equity awards. Our compensation practices continue to reflect a strong alignment between pay and performance. A significant majority of our compensation program for the NEOs is comprised of market or Company performance-conditioned components, with a particular emphasis on the portion of the equity awards that include performance goals. To maximize alignment with stockholder interests, we tie a significant portion of our executives’ compensation (other than base salary) to our actual performance by delivering it in the form of long-term, equity-based compensation. The LTI awards are comprised of three components: restricted stock, Market RSUs, and Performance RSUs. Commencing with LTI awards made in February 2020, our Market RSUs and Performance RSUs will settle in stock upon vesting.
For our CEO, the mix of total direct compensation opportunity for 2019 (based on target values) is illustrated by the following chart:
* In 2019, total CEO compensation was 79% "at risk" or "performance based" compensation.

For the NEOs, other than our CEO and our Executive Chairman, the mix of total direct compensation opportunity for 2019 (based on target values) is illustrated by the following chart:
*Excludes special one-time service conditioned LTI awards. In 2019, total Other NEO compensation was 74% "at risk" or "performance based" compensation.

Base Salary
The Compensation Committee makes base salary decisions based on the individual’s scope of responsibilities, experience, qualifications, individual performance, and contributions to the Company, as well as an analysis of the market data discussed previously. The Compensation Committee reviewed base salaries of our NEOs for 2019 at its meeting on December 19, 2018. The base salaries for each of our NEOs were increased for 2019, other than Mr. Gellerstedt, to be more competitive with the market data and to reflect their respective contributions to the Company. Mr. Gellerstedt's base salary was decreased to reflect his transition from Chief Executive Officer to Executive Chairman. The changes in base salary are as set forth below:

	2018 Base Salary	2019 Base Salary
M. Colin Connolly	$430,000	$600,000
Gregg D. Adzema	$430,000	$450,000
Lawrence L. Gellerstedt III	$725,000	$500,000
Pamela F. Roper	$344,793	$355,137
Richard G Hickson IV (1)	--	$400,000
(1) In accordance with SEC rules, because Mr. Hickson first became an executive officer in 2019, only his 2019 compensation is included in the table.
Annual Incentive Cash Award
Our NEOs have an opportunity to earn an annual incentive cash award designed to reward annual corporate performance. Each year the Compensation Committee establishes a target annual incentive cash award opportunity for each of our NEOs following a review of their individual scope of responsibilities, experience, qualifications, individual performance, and contributions to the Company, as well as an analysis of the market data discussed previously. The targeted annual incentive cash award opportunity and the performance goals set by the Compensation Committee (discussed below) are communicated to the NEOs at the beginning of each year.

In determining the actual annual incentive cash award paid to an executive officer, the Compensation Committee initially considers performance against the pre-established performance goals. The Compensation Committee, in exercising its judgment and discretion to adjust an award up or down, then considers all facts and circumstances when evaluating performance, including changing market conditions and broad corporate strategic initiatives, along with overall responsibilities and contributions of the executives, in making final award determinations.
During the period from 2015 to 2019, the Compensation Committee granted annual cash incentive awards as follows:
Annual incentive cash award payout capped at 150%;
performance above reflects actual performance, with rounding, before application of cap.
2019 Target Opportunity
The Compensation Committee established target annual incentive cash awards for our NEOs for 2019 at its meeting on December 19, 2018. As compared to 2018, the Compensation Committee increased the targeted percentage of base salary for Mr. Connolly from 95% in 2018 to 130% in 2019, to reflect his promotion from Chief Operating Officer to Chief Executive Officer. The Compensation Committee also increased the targeted percentage of base salary for Mr. Adzema from 95% in 2018 to 100% in 2019, to be more competitive with the market data and to reflect his contributions to the Company. The Compensation Committee decreased the targeted percentage of base salary for Mr. Gellerstedt from 130% in 2018 to 100% in 2019, to reflect his transition from Chief Executive Officer to Executive Chairman. No changes were made to the targeted percentage of base salary for Ms. Roper of 95% for 2018 and 2019. Mr. Hickson's 2019 targeted percentage of base salary was established at 85%, in line with market data and his contributions to the Company.
2019 Performance Goals
The Compensation Committee, at its February 4, 2019 meeting, approved performance goals for the 2019 annual incentive cash award following a review of our annual business plan and budget for the year. The Compensation Committee reaffirmed the components that were utilized in the 2018 performance period and their relative weighting. The Compensation Committee, at its October 21, 2019 meeting, considered the previously approved 2019 performance goals and determined that it was not practically possible to formulate new goals to reflect the impact of the Merger upon 2019 performance. Accordingly, the Compensation Committee approved certain equitable adjustments to the 2019 performance goals, as described below.
The annual incentive cash award performance goals for 2019 were as follows:

1.
Funds from Operations Performance. The Compensation Committee believes that FFO is an appropriate measure of Company performance when it is properly adjusted for activities related to our investment and capital recycling strategies. The FFO goal for 2019 was $2.446 per share, weighted at 40% of the overall goals.

2.
Same Property Net Operating Income Performance. We believe that changes in same property net operating income are an appropriate measure of corporate performance. At its October 21, 2019 meeting, the Compensation Committee adjusted the NOI goal to reflect the Company's acquisition of its partner's 50% interest in the Terminus asset on October 1, 2019. For 2019, the Compensation Committee established a goal for us to increase the net operating income generated from our same property portfolio by 3.13%, weighted at 30% of the overall goals.

3.
Leasing Activity Volume. We believe that aggregate volume of leasing activity is an appropriate measure of corporate performance. This calculation would exclude all leases less than one year, amenity leases, percentage rent leases, storage leases, intercompany leases, and license agreements, along with residential leases. In addition, the Compensation Committee determined that the leasing activity volume for the assets acquired through the Merger would be excluded from the performance results. For 2019, the Compensation Committee established a goal for us to lease 1.4 million square feet of office space, weighted at 15% of the overall goals.

4.
Net Effective Rent Performance. We believe that the financial quality of leasing performance is as important as the aggregate volume of leasing activity. Consistent with this belief, the Compensation Committee established a goal for 2019 that the average net effective rent (net rent less tenant allowances and other leasing expenses) for all office leases executed in 2019 be not less than the budgeted net effective rent, with such calculation occurring with respect to each individual lease. The total calculation of performance would include the weighted average variance for all leases signed during the period. The net effective rent performance goal was weighted at 15% of the overall goals.

The Compensation Committee approves only a target goal for each measure. In calculating performance, each component is capped at 200% of target, and total payouts are capped at 150% of overall target. The Compensation Committee believes that the performance goals were aggressive and rigorous and the weighting of each performance goal for the 2019 annual incentive cash awards was appropriate given our business strategy, historic performance, and the current real estate market. The Compensation Committee retains the discretion to make adjustments in determining our performance against the goals to the extent it believes the adjustment is appropriate and in the best interests of the Company.

2019 Performance Against Goals
The Compensation Committee, at its meeting on February 3, 2020, evaluated the Company’s actual performance against the 2019 goals and determined that we had achieved 138.9% of the overall goals, on a weighted basis, as described in detail below:

1.
Funds from Operations Performance. The Compensation Committee determined that we achieved adjusted FFO at an amount equal to 120.2% of our FFO goal. In reviewing our performance, the Compensation Committee exercised its discretion to adjust FFO by excluding expenses related to the Merger.

2.	Same Property Net Operating Income Performance. The Compensation Committee determined that we had achieved 147.9% of our goal for 2019 related to the increase in same property net operating income.

3.
Leasing Activity Volume. The Compensation Committee determined that we achieved 194.6% of our goal related to office leasing activity for 2019. This calculation excluded all leases less than one year, amenity leases, percentage rent leases, storage leases, intercompany leases, and license agreements, along with residential leases. In addition, the Compensation Committee exercised its discretion to exclude all leasing activity from assets acquired through the Merger from the leasing activity results.

4.
Net Effective Rent Performance. The Compensation Committee determined that we achieved 115.2% of our goal related to net effective rent performance for 2019. This calculation excluded leasing activity for which no budgets existed for comparison purposes.

Our actual performance against the 2019 goals are also reflected in the chart below:
Since 2012, the Compensation Committee has maintained a maximum payout of the incentive cash award that can be earned by each of the executive officers under the annual incentive cash award plan for any year at 150% of the target cash award. Since January 2014, the Compensation Committee has maintained a cap of 200% on each individual component of the annual incentive target cash award, while retaining the overall maximum payout of 150% of the target cash award. Based on the actual performance in 2019, these limitations were not implicated in connection with the calculation of the payouts of 2019 performance awards. The actual annual incentive cash award for the 2019 performance period for each NEO is set forth in the table below and is reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table:

	2019 Target % of Base Salary	Target Opportunity	2019 Actual Award
M. Colin Connolly	130%	$780,000	$1,083,420
Gregg D. Adzema	100%	$450,000	$625,050
Lawrence L. Gellerstedt III	100%	$500,000	$694,500
Pamela F. Roper	95%	$337,380	$468,621
Richard G. Hickson IV	85%	$340,000	$472,260
2020 Performance Goals
The Compensation Committee, at its February 3, 2020 meeting, approved performance goals for the 2020 annual incentive cash award following a review of our annual business plan and budget for the year. Following such review, the Compensation Committee reaffirmed each of the four components which were utilized in the 2016 - 2019 performance periods, along with reaffirming the assignment of weights of relative importance to decrease the leasing activity volume and net effective rent performance that was utilized in 2019. The Compensation Committee considers the 2019 target amounts for each component to be aggressive and rigorous and appropriate given our business strategy, historic performance, and the current real estate market. The annual incentive cash award performance goal components and relative weighting for 2020 are as follows:
Long-Term Incentive Equity Awards
Our LTI program is intended to provide incentives to our executives for the creation of value and the corresponding growth of our stock price over time. The ultimate goal of equity-based compensation is to encourage our executive officers to act as equity owners. We believe equity-based compensation plays an essential role in retaining and motivating our NEOs by providing incentives that are linked to our long-term success and increasing stockholder value. The Compensation Committee believes that our equity-based long-term compensation program should provide an appropriate balance between retention and market and Company performance incentive awards.
For more information, see “Evolution of Composition of Equity Awards” on page 42.
2019 Regular LTI Awards
In 2019, the Compensation Committee granted time-vested restricted stock (40% of the overall award), market-conditioned RSUs (42% of the overall awards) and Company performance-conditioned RSUs (18% of the overall award) to the NEOs under our LTI program, following a structure conforming to that of prior years.
The Compensation Committee, at its February 4, 2019 meeting, granted LTI awards (the “2019 LTI Awards”) to each of our NEOs with a target grant date dollar value determined following a review of the individual’s scope of responsibilities, experience, qualifications, individual performance and contributions to the Company, as well as an analysis of the market data discussed previously. The Compensation Committee utilizes a dollar amount as the target value of each NEO’s LTI award, rather than a number of shares or RSUs, so as to minimize the impact of stock price volatility between the Compensation Committee's annual review and the grant date value. The target grant date dollar value of the 2019 LTI Awards, as compared to those of the prior year, were increased for Messrs. Connolly and Adzema, to be more competitive with the market data and to reflect their respective contributions to the Company and to reflect the transition of Mr. Connolly's role to Chief Executive Officer. Ms. Roper's target grant date dollar value of her 2019 LTI Awards was not increased from the prior year. In light of his transition from Chief Executive Officer to Executive Chairman, Mr. Gellerstedt did not receive a 2019 LTI Award.
The 2019 LTI Awards were comprised of a mix of 40% time-vested restricted stock, 42% market-conditioned RSUs subject to a TSR condition (the "Market RSUs"), and 18% performance-conditioned RSUs subject to Company achievement of an FFO condition (the "Performance RSUs"). The time-vested restricted stock vests ratably over three years, provided that the holder is continuously employed with us through each anniversary date. For the Market RSUs and Performance RSUs, the measurement period is three years, and the RSUs vest in full only upon satisfaction of the market conditions or performance conditions, as applicable, and (except in certain circumstances discussed below) if the holder is continuously employed with us through the full performance period.
The 2019 LTI Awards granted on February 4, 2019 by the Compensation Committee to our NEOs are set forth in the table below (number of shares and RSUs reflect the subsequent 1-for-4 reverse stock split in June 2019).

	Target LTI Award Value	Number of Restricted Shares Granted	Number of Market (TSR) RSUs Granted	Number of Performance (FFO) RSUs Granted
M. Colin Connolly	$1,500,000	16,835	17,677	7,576
Gregg D. Adzema	$900,000	10,101	10,606	4,546
Lawrence L. Gellerstedt III	$—	—	—	—
Pamela F. Roper	$475,000	5,331	5,598	2,399
Richard G. Hickson IV	$325,000	3,647	3,830	1,642

For purposes of valuing the Restricted Stock, the Market RSUs and the Performance RSUs, we used our closing stock price on the date of grant, which was $35.64 (adjusted to reflect the subsequent 1-for-4 reverse stock split in June 2019). The actual grant to an NEO for each component of the 2019 LTI Award was rounded to the nearest whole unit. In connection with the 1-for-4 reverse split, fractional shares of restricted stock (but not RSUs) were eliminated. The grant date fair value for financial reporting purposes for the 2019 LTI Awards is set forth in the "Stock Awards" column of the Summary Compensation Table and was determined in accordance with applicable accounting rules, and differs from the target value shown above.
2019 Market RSUs and Performance RSUs
The Market RSUs granted in 2019 require achievement of a total stockholder return goal to vest, and the Performance RSUs granted in 2019 require achievement of a Company FFO goal to vest. Each of these awards “cliff” vest on the third anniversary of the grant date, but are payable only if the performance conditions are met and if the holder has been continuously employed through such date (except in certain circumstances discussed below). The terms of the 2019 Market RSUs and Performance RSUs are summarized as follows:

•
Market RSUs: 42% of the target value of the 2019 LTI Awards are comprised of Market RSUs that are subject to a performance condition based upon the total stockholder return (“TSR”) of our common stock over the three-year period beginning January 1, 2019 through December 31, 2021 relative to the TSR of the companies in the SNL US REIT Office Index as of January 1, 2019 (the “2019 LTI Peer Group”). This goal is evaluated on a sliding scale. TSR below the 30th percentile of the 2019 LTI Peer Group would result in no payout, TSR at the 30th percentile would result in 35% payout, TSR at the 50th percentile would result in 100% payout, and TSR at or above the 75th percentile would result in 200% payout. Payouts are mathematically linearly interpolated between these stated levels, subject to the 200% maximum.

•
Performance RSUs: 18% of the target value of the 2019 LTI Awards are comprised of Performance RSUs which are subject to a performance condition that our Company FFO per share during the period beginning January 1, 2019 through December 31, 2021, is at least equal to a defined dollar amount per common share (the “FFO Target”). This goal is evaluated on a sliding scale. If FFO per share is less than 60% of the FFO Target, then there would be no payout. If FFO per share is equal to 100% of the FFO Target, then the payout would be 100%. If FFO per share is 140% or greater of the FFO Target, then the payout would be 200%. Payouts are mathematically linearly interpolated between these stated levels, subject to the 200% maximum. The Compensation Committee considers the FFO Target to be aggressive, rigorous and appropriate given our business strategy, historic performance and the current real estate market.

The Compensation Committee retains the discretion to make adjustments to our performance in determining whether the vesting conditions are achieved under the 2019 Performance RSU awards. At its meeting on February 4, 2019, the Compensation Committee determined that for purposes of the FFO Target, and consistent with practice in prior years, it would adjust FFO to reflect any adjustments made to the FFO component of the annual incentive award goals for the years included in the 2019-2021 performance period.
Dividend equivalents are not paid on Market RSUs or Performance RSUs prior to full vesting. Upon satisfaction of the vesting conditions, dividend equivalents in an amount equal to all regular and special dividends declared with respect to our common stock during the performance period are determined and paid on a cumulative, reinvested basis over the term of the award, at the time the award vests and based on the number of shares that are earned. For example, if the payout of a Market RSU at vesting equaled 100% of target, the payout would include dividend equivalents on shares at 100% of target on a reinvested basis over the three-year performance period.
2019 One-Time Service-Conditioned LTI Awards

In addition to the regular LTI Awards previously discussed, the Compensation Committee granted special one-time equity awards to certain NEOs in 2019. The Committee structured the awards to promote our retention and succession planning objectives and to solidify and retain effective leadership needed during the cyclical commercial real estate markets, as well as to be aligned with long-term stockholder interests. The Committee considered long-term leadership stability in establishing the service requirement of the awards and, in particular, the fact that the awards will not be eligible for payment until February 3, 2023, except in certain circumstances discussed below. The Committee also considered the extraordinary performance and contributions of each of the NEOs to the NS transactions and the Merger, that no equity or cash award had been made at the time of consummation of the Merger, and that the Merger did not result in acceleration of any previously granted equity or cash awards to the NEOs. In addition, the Committee considered the significant success of the Merger for our stockholders through the dates of grant. Mr. Connolly requested that the Compensation Committee not consider him for such a special one-time award. Accordingly, Mr. Connolly did not receive any service-conditioned LTI awards in 2019.

The Committee worked with its independent compensation consultant, FPL Advisors, in structuring the one-time award. The Committee structured the special equity awards ("Service-Conditioned RSUs") to be in the form of RSUs that require the achievement of the service vesting requirement, with the awards generally not being eligible for payment until 2023, and then only if the individual NEO remains an employee of the Company through February 3, 2023. Except in connection with certain circumstances discussed below, the Service-Conditioned RSUs "cliff-vest" upon completion of the service condition on February 3, 2023.

The Service-Conditioned RSUs were granted on December 19, 2019. Details regarding the Service-Conditioned RSUs are as set forth in the table below. For those NEOs receiving the award, the target value of each Service-Conditioned LTI award was equal to the respective NEO's 2019 annual incentive compensation target, as set forth below.

	Target Service-Conditioned LTI Award Value	Number of RSUs Granted
M. Colin Connolly	$—	—
Gregg D. Adzema	$450,000	11,208
Pamela F. Roper	$337,380	8,403
Richard G. Hickson IV	$340,000	8,468

For purposes of valuing the Service-Conditioned RSUs, we used our average stock price over a 30-calendar day period ending on December 19, 2019 ($40.15). The actual grant to an NEO for the Service-Conditioned RSUs was rounded to the nearest whole unit. The grant date fair value for financial reporting purposes for the Service Vesting RSUs is set forth in the "Stock Awards" column of the Summary Compensation Table and was determined in accordance with applicable accounting rules, and differs from the target value shown above.

In light of Mr. Gellerstedt's decision not to be nominated for re-election to the Board, the Committee determined that it was appropriate to reduce the targeted value of any award to Mr. Gellerstedt by 50% compared to the other NEOs who received an award, to eliminate the service requirement and instead to pay Mr. Gellerstedt a special one-time cash award of $250,000, which represents 50% of his 2019 annual incentive compensation target.
LTI Grant Practices
We typically (with the exception of the special one-time grant of Service-Conditioned RSUs) grant LTI awards to key employees at a regularly scheduled meeting of the Compensation Committee, which has been held in January or February in each of the last five years. We do not have any program, plan, or practice that coordinates the grant of equity awards with the release of material information. The Compensation Committee views LTI awards as an essential component of annual compensation of our NEOs and, as a result, the Committee approves the target grant date value of these awards in connection with the benchmarking exercise that results in the approval of annual base salaries, target annual cash incentive (bonus) and target LTI award, with a review and approval of the structure and performance conditions occurring at the time of the issuance of an LTI award.
Evolution in Composition of Equity Awards
In furtherance of its goal to tie pay to performance and to ensure the long-term goals of retention and motivation, the Compensation Committee reviews the components and composition of the long-term incentive equity awards that it grants. During the period from 2009 to 2019, the composition of equity awards granted has moved from stock options and time-vested RSUs to a mix that is 42% comprised of Market RSUs (which are conditioned upon required total shareholder return, relative to the SNL US Office REIT Index), 18% comprised of Performance RSUs (which are conditioned upon FFO performance over a three year period), and 40% comprised of time-based restricted stock. Since 2011, no stock options have been granted. Beginning in 2015, we increased the threshold for payout of the Market RSUs from the 25th percentile to 30th percentile; as a result, in the event that our three-year relative TSR performance is in the bottom quartile, no payout will occur for the Market RSUs. Beginning in 2020, all newly-granted Market RSUs and Performance RSUs will settle in stock, rather than cash.
Restricted Stock
Time-vested full value awards, such as restricted stock, are used primarily as a retention tool. While time-vested full value equity awards do not reward stock price growth to the same extent as performance-conditioned awards or stock options, the Compensation Committee believes that full value awards are an effective compensation tool because the current value of the award is more visible to the executive. Additionally, full value awards create an interest that encourages executives to think and act like stockholders and serve as a competitive retention vehicle. The restricted stock granted in 2019 vests ratably over three years, provided that the holder is continuously employed with us through each anniversary date. The restricted stock was granted under our 2009 Incentive Stock Plan. Holders of restricted stock generally receive all regular and special dividends declared with respect to our common stock.

Restricted Stock Units
Through December 2019, all awarded Market RSUs and Performance RSUs have been cash-settled. Beginning in February 2020, the Compensation Committee determined that all newly-awarded RSUs would settle in stock. In each case, each RSU is a bookkeeping unit that is essentially the economic equivalent of one share of restricted stock. For the RSUs awarded through December 2019, upon vesting the RSUs are settled in cash, paying an amount equal to the 30-calendar day average closing price of our common stock for the period ending on the valuation date. Those RSUs were granted under our 2005 Restricted Stock Unit Plan and our 2019 Omnibus Incentive Stock Plan. Beginning with the awards granted in February 2020, the Market RSUs and Performance RSUs are settled in stock upon vesting, with the number of shares vested being determined by the performance conditions.
Upon retirement of a participant, including an NEO, RSUs are potentially subject to accelerated vesting if the participant satisfies the “Rule of 65” (as described under "Compensation Discussion and Analysis -- Severance Policy, Retirement and Change in Control Agreements" on page 46). In the case of Market RSUs and Performance RSUs, upon the retirement of a participant who satisfies the Rule of 65, the requirement of continued employment is waived but not the performance condition. In the case of service-conditioned RSUs, upon the retirement of a participant who satisfies the Rule of 65, the requirement of continued employment is waived and the service-conditioned RSUs would be payable as of the date of retirement.
The Compensation Committee did not adopt the Rule of 65 for restricted stock awards because it would result in adverse tax consequences to the recipient.
Outstanding Stock Options
The Compensation Committee has not awarded options since 2011, as reflected in the Outstanding Equity Awards at 2019 Fiscal Year-End on page 53 of this Proxy Statement. If not exercised sooner, all outstanding options will expire no later than February 14, 2021. All such options are fully-vested.
Other Compensation Items
LTI Awards Granted in 2017
At its meeting on February 3, 2020, the Compensation Committee evaluated the potential payout under the LTI Awards granted in 2017. The Market RSUs were subject to market performance goals relating to relative TSR and the Performance RSUs were subject to Company performance goals relating to FFO. With respect to the Market RSUs, the target TSR performance over the period from January 1, 2017 to December 31, 2019 (the "2017 LTI Performance Period") was targeted at the 50th percentile relative to the companies in the SNL Financial US Office REIT Index as of January 1, 2017 which remain publicly traded on an established exchange for the entire performance period (the “2017 LTI Peer Group”).
The Market RSUs performance was evaluated on a sliding scale, based on the Company's TSR performance during the 2017 LTI Performance Period, relative to the TSR performance for that period by the 2017 LTI Peer Group. TSR below the 30th percentile of the 2017 LTI Peer Group would result in no payout, TSR at the 30th percentile would result in 35% payout, TSR at the 50th percentile would result in 100% payout, and TSR at or above the 75th percentile would result in 200% payout. Payouts are mathematically interpolated between these stated levels, subject to a 200% maximum. At its meeting on February 3, 2020, the Compensation Committee determined that our TSR for the 2017 LTI Performance Period was at the 90th percentile relative to the companies in the 2017 LTI Peer Group, and that the mathematical interpolation resulted in 200% of these Market RSUs being payable.
In addition, at its meeting on April 22, 2019, the Compensation Committee determined to adjust the FFO Targets for the 2017 Performance RSUs to reflect the subsequent 1-for-4 reverse split in June 2019 and to equitably reflect the anticipated impact of the TIER Merger. Accordingly, the Compensation Committee approved adjustments to the FFO Targets previously approved for the 2017 Performance RSUs, such that the anticipated performance of the Company against the adjusted FFO Targets (post-Merger) would be neutral to the anticipated performance of the Company against the original FFO Targets if the Merger had not occurred.
With respect to the Performance RSUs, the adjusted target performance required that we achieve aggregate FFO for the three calendar years during the 2017 LTI Performance Period of $7.29 per common share (the “FFO Target”). This performance of the 2017 Performance RSUs was also evaluated on a sliding scale. If FFO per share were less than 60% of the FFO Target, then there would be no payout. If FFO per share were equal to 100% of the FFO Target, then the payout would be 100%. If FFO per share were 140% or greater of the FFO Target, then the payout would be 200%. Payouts would be prorated between these stated levels, subject to the 200% maximum. At its meeting on February 3, 2020, the Compensation Committee determined that the aggregate FFO per share achieved for the 2017 LTI Performance Period was $7.88, which corresponded to 108.1% of the target and which resulted in an interpolated payout at 120.0% of target for this component. Consistent with determinations previously approved by the Committee, the calculation of the FFO performance reflected adjustments approved by the Committee for the FFO component of the annual incentive compensation goals for 2017, 2018 and 2019.
Taken together, payout for the Market RSUs and Performance RSUs was 176% of target, as reflected in the following chart:

Because the payout for the 2017 Market RSUs and Performance RSUs occurred in 2020, these awards will be reflected in the Option Exercises and Stock Vested table in next year’s proxy statement.
Benefits and Perquisites
We provide health, dental, life, vision and disability insurance benefits to all of our employees. Our NEOs are eligible to participate on the same basis as all other employees. We contribute to individual health savings accounts for all employees who successfully complete wellness initiatives, with the amount of the Company contribution tied to the level of initiatives completed in a given year. We maintain a 401(k) retirement savings plan (“Retirement Savings Plan”) for all eligible employees, including our NEOs. In 2019, for each employee, including our NEOs, we provided an automatic contribution to the Retirement Savings Plan equal to 3% of eligible compensation, subject to statutory limits. We expect this program to continue in the future.
We do not have a pension plan or deferred compensation program for any of our employees, including our NEOs. Rather, we focus on providing short and long-term cash compensation and long-term equity-based awards in amounts necessary to retain our NEOs and to allow them to provide for their own retirement.
In 2019, we did not provide any perquisites to our NEOs above the reporting threshold.
Our NEOs are eligible for benefits under change in control agreements only in certain “double trigger” circumstances. These agreements are discussed below under “Severance Policy, Retirement and Change in Control Agreements.”
Incentive-Based Compensation Recoupment or “Clawback” Policy
Our Board has adopted an incentive-based compensation recoupment policy (the “Recoupment Policy,” also sometimes commonly referred to as a “clawback” policy). Pursuant to the Recoupment Policy, if the Company is required to restate any previously issued financial statements due to the Company’s material noncompliance (as determined by the Company) with any financial reporting requirement under the federal securities laws, the Company will seek to recover incentive-based compensation from any current or former executive officer of the Company who received incentive-based compensation from the Company during the three-year period preceding the date on which the Company is required to prepare an accounting restatement. The amount to be recovered from the executive officer will be based on the excess, if any, of the incentive-based compensation paid to the executive officer based on the erroneous data over the incentive-based compensation that would have been paid to the executive officer if the financial accounting statements had been as presented in the restatement. The definition of “executive officer” and “incentive-based compensation,” the date on which the Company is required to prepare an accounting restatement, the amount to be recovered and any other interpretation of the policy shall be determined by the Compensation Committee acting in its sole discretion. The Board may amend the Recoupment Policy from time to time in its discretion and as it deems necessary or appropriate to reflect applicable regulations of the SEC, any rules or standards adopted by a national securities exchange, any related guidance from a governmental agency which has jurisdiction over the administration of such provision, any judicial interpretation of such provision and any changes in applicable law.
Stock Ownership Guidelines and Stock Holding Period
Our Corporate Governance Guidelines include stock ownership guidelines for our executive officers and Directors. With respect to our executive officers, the guidelines require ownership of our stock within five years of becoming an executive officer or from promotion to a new executive office, with a value equal to the following multiple of his or her base salary. In addition, each of our Directors is required to own stock with a value equal to three times the annual cash retainer for Directors, or $180,000. Directors generally must accumulate the required ownership within three years of joining the Board. As of March 2, 2020, each of our Directors and executive officers satisfied the stock ownership guidelines (taking into account any period permitted to satisfy the guidelines, where applicable), as shown below:

Executive Officers and Non-Employee Directors	Multiple of Base Salary or Annual Director's Cash Retainer	In Compliance?
Executive Chair	4x	Yes
CEO	4x	Yes
President (if not also CEO)	3x	Yes
Executive Vice Presidents	2x	Yes
Senior Vice Presidents	1x	Yes
Non-Employee Directors	3x	Yes

The guidelines are consistent with our belief that our executive officers’ and Directors’ interests should be aligned with those of our stockholders and our expectation that executive officers and Directors maintain a significant level of investment in our Company. The Chair of the Compensation Committee may approve exceptions to the guidelines from time to time as he or she deems appropriate. With respect to both executive officers and Directors, the following count toward the stock ownership requirements:

•	shares purchased on the open market;

•
shares owned outright by the officer, or by members of his or her immediate family residing in the same household, whether held individually or jointly, unless beneficial ownership is disclaimed by the executive officer or Director;

•	restricted stock and RSUs received pursuant to our LTI plans, whether performance or service-based and whether or not vested; and

•
shares held in trust for the benefit of the officer or his or her immediate family, or by a family limited partnership or other similar arrangement, unless beneficial ownership is disclaimed by the executive officer or Director.

Under our Corporate Governance Guidelines, our executive officers are required to hold 50% of the after tax number of shares of restricted stock granted under our compensation plans for a period of 24 months following vesting.
Severance Policy, Retirement and Change in Control Agreements
We have several arrangements that would provide for the payment of benefits in the event of a termination of one of our NEOs or a change in control of our company.
General Severance Benefit for All Employees
We provide a general severance benefit to all employees, including our NEOs, following termination of employment by us other than for “cause.” In general, the severance benefit payable is an amount equal to the employee’s weekly pay times the sum of (i) the number of his or her years of service or, alternatively, in the context of certain reductions in force as designated by us, the years of service multiplied by 1.5, plus (ii) four. The calculation of the severance benefit payable to an employee, and the terms and conditions of the severance plan, are subject to change from time to time.

Equity Plans
The 2009 Incentive Stock Plan (as amended the “2009 Stock Plan”) and the 2005 Restricted Stock Unit Plan (as amended, the “RSU Plan”) governed grants made through April 21, 2019. The 2019 Omnibus Incentive Stock Plan (the "2019 Stock Plan") governs grants of restricted stock and RSUs made after April 21, 2019. The 2009 Stock Plan, RSU Plan and the 2019 Stock Plan (collectively, the "Equity Plans") generally provide for accelerated vesting of awards upon a “change in control” if the plan is not continued or assumed. Under the Equity Plans, even if one or both of these plans are continued or assumed, the awards vest if the employee is terminated without "cause" or resigns for "good reason" within two years following a "change in control" (each as described below). With respect to Market RSUs and Performance RSUs, if accelerated vesting occurs in connection with a qualifying termination following of a change in control, then the payout amount is at the target award amount. Our NEOs participate in the Equity Plans on the same terms as our other key employees. The Compensation Committee believes that the "double-trigger" accelerated vesting of outstanding equity awards in connection with a qualifying termination following a change in control is a customary and reasonable component of an equity incentive program.
In general, an employee will forfeit any unvested LTI grants upon termination of employment for any reason other than following a change in control. However, stock options and service-conditioned RSUs, but not Market RSUs or Performance RSUs, vest upon retirement of the employee if the employee is at least 60 years of age and the sum of the employee’s whole years of age plus whole years of service equals at least 65 (collectively, the “Rule of 65”). The Compensation Committee adopted the Rule of 65 to provide a further incentive for long-term employment, as well as to recognize that options and RSUs are part of annual compensation and, if an employee retires after satisfying certain age and service requirements, then he or she should get the benefit of outstanding options and RSUs. With respect to Market RSUs and Performance RSUs, the Rule of 65 applies to waive any continuing service requirement but does not waive any performance condition. Also, the Compensation Committee did not adopt the Rule of 65 for restricted stock awards because it would result in adverse tax consequences to the recipient.
Change in Control Agreements
Each of our NEOs is a party to a Change in Control Severance Agreement (the “Change in Control Agreement”), which provides the NEOs with benefits in the event that his or her employment is terminated under certain circumstances following a change in control, often referred to as a “double trigger.” These agreements have been in place since 2007 for those employees who were executive officers at that time. The Compensation Committee believes that the cash severance and other benefits provided under the Change in Control Agreement are customary and reasonable components of our compensation program that keep our NEOs focused on the interests of the stockholders in the event of a potential strategic transaction.
Each of our NEOs is party to a Change in Control Agreement that includes a "net best" provision instead of a tax gross-up provision. Our Change in Control Agreements also include non-competition clauses that prohibit the NEO (without the prior written consent of the Company) to compete with the "Company's Business" within a 15 mile radius of any of the Company's projects for two years following termination of the NEO's employment following a change in control, with the definition of Company's Business being those activities related to commercial office properties.
Severance and benefits under each of the Change in Control Agreements is subject to a "Protective Covenant Agreement" and a "Change in Control Severance Agreement Waiver and Release." If the NEO declines to enter into either the Protective Covenant Agreement or the Change in Control Severance Agreement Waiver and Release then the NEO would forfeit his or her severance benefit.
Tax Implications of Executive Compensation
The Compensation Committee's policy is to consider the tax treatment of compensation paid to our executive officers while simultaneously seeking to provide our executives with appropriate rewards for their performance. Prior to December 22, 2017, under Section 162(m) of the Internal Revenue Code, as amended (the "Code"), a publicly-held corporation was not permitted to deduct compensation of more than $1 million paid to any "covered employee." The recently enacted act to provide for reconciliation pursuant to Titles II and IV of the concurrent resolution on the budget for fiscal year 2018, commonly known as the "Tax Cuts and Job Act," eliminated the previous limited exceptions which permitted deductions for certain performance-based compensation above the $1 million limit, unless such compensation qualifies for limited transition relief applicable to certain arrangements in place as of November 2, 2017.
Substantially all of the services rendered by our NEOs were performed on behalf of our operating partnership or its subsidiaries. The Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner is not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. We have not obtained a ruling on this issue, but we have no reason to believe that the same conclusion would not apply to us. Under proposed Section 162(m) regulations issued in December 2019 (the "Proposed Regulations"), Internal Revenue Service has changed its position with respect to compensation paid by a partnership to executive officers of a publicly traded organization. If the Proposed Regulations are finalized in their current form, our executive compensation will be be subject to limitation, beginning with the 2019 tax year. To the extent that compensation paid to our executive officers is subject to and does not qualify for deduction under Section 162(m), our Compensation Committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to establish compensation programs that we believe provide appropriate incentives and reward our executives related to their performance.
Because we qualify as a REIT under the Code, we generally distribute at least 90% of our net taxable income (excluding any net capital gain) each year. In addition, we generally structure our distributions to minimize or avoid payment of any federal income tax. As a result, and based on the level of cash compensation paid to our executive officers as a result of their services performed on behalf of our operating partnership, the recently enacted amendment to Section 162(m) that eliminates the exception to the limitation on the federal tax deduction does not have a material impact on us.

Committee Report on Compensation
The Compensation, Succession, Nominating and Governance Committee is responsible for, among other things, setting and administering the policies that govern executive compensation, establishing the performance goals on which the compensation plans are based, and setting the overall compensation principles that guide the committee’s decision-making. The Compensation, Succession, Nominating and Governance Committee has reviewed the Compensation Discussion and Analysis herein and discussed it with management. Based on the review and the discussions with management, the Compensation, Succession, Nominating and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2020 proxy statement for filing with the Securities and Exchange Commission.

COMPENSATION, SUCCESSION, NOMINATING
AND GOVERNANCE COMMITTEE

Robert M. Chapman, Chair
Charles T. Cannada
Lillian C. Giornelli
Donna W. Hyland

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934 (the “Acts”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under the Acts.

SUMMARY COMPENSATION TABLE FOR 2019
The following table sets forth information concerning total compensation for our NEOs for 2019, 2018 and 2017.

	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
M. Colin Connolly	2019	$600,000	$1,644,645	$1,083,420	$32,274	$3,360,339
President and	2018	$430,000	$906,610	$411,360	$33,044	$1,781,014
Chief Executive Officer	2017	$405,000	$1,129,649	$479,014	$30,283	$2,043,946
Gregg D. Adzema	2019	$450,000	$1,436,788	$625,050	$32,274	$2,544,112
Executive Vice President and	2018	$430,000	$879,135	$411,360	$33,444	$1,753,939
Chief Financial Officer	2017	$417,150	$1,167,798	$493,384	$30,516	$2,108,848
Lawrence L. Gellerstedt III	2019	$500,000	$0	$944,500	$25,124	$1,469,624
Executive Chairman	2018	$725,000	$2,417,618	$949,098	$25,652	$4,117,368
	2017	$700,000	$3,038,278	$1,132,950	$23,621	$4,894,849
Pamela F. Roper	2019	$355,137	$858,187	$468,621	$32,224	$1,714,169
Executive Vice President,	2018	$344,793	$521,989	$329,846	$33,244	$1,229,872
General Counsel and Corporate Secretary	2017	$334,750	$743,662	$395,926	$30,433	$1,504,771
Richard G. Hickson IV	2019	$400,000	$696,332	$472,260	$32,024	$1,600,616
Executive Vice President (4)

(1)
This column reflects the aggregate grant date fair value of restricted stock awards, Market RSUs, and Performance RSUs and service-conditioned RSUs granted during the applicable year, computed in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718 (“ASC 718”). The grant date fair value of restricted stock awards is the number of shares of restricted stock granted multiplied by the closing stock price on the grant date. The grant date fair value of the Performance RSUs is the number of RSUs granted multiplied by the 30-day trailing average stock price on the date of grant. The grant date fair value of the Market RSUs is the target number of RSUs granted multiplied by the fair market value per RSU determined using a Monte Carlo valuation, with such valuation being performed as of the grant date. The grant date fair value of the service-conditioned RSUs is the number of RSUs granted multiplied by the 30-day trailing average stock price on the date of grant. Information about the assumptions used to value these awards can be found in Note 15 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. An overview of the features of these awards can be found in “Compensation Discussion and Analysis” above.

For 2019, the grant date fair value of the restricted stock awards reflects the closing stock price on the grant date of February 4, 2019 ($35.64, after adjustment for the subsequent 1-for-4 reverse stock split in June 2019). The grant date fair value of the Performance RSUs which were granted February 4, 2019 reflects the 30-day trailing average stock price on the date of grant, which was $34.20 (after adjustment for the subsequent 1-for-4 reverse stock split in June 2019). The grant date fair value of the Market RSUs granted February 4, 2019 reflects the fair market value per RSU determined using a Monte Carlo valuation ($44.44, after adjustment for the subsequent 1-for-4 reverse stock split in June 2019). The grant date fair value of the service-conditioned RSUs which were granted December 19, 2019 reflects the 30-day trailing average stock price on the date of grant, which was $40.15. Assuming the highest level of performance conditions are achieved for the Market RSUs and Performance RSUs, resulting in 200% of those target RSUs being issued, the grant date values of all stock awards for 2019 would be as follows: Mr. Connolly — $2,689,290; Mr. Adzema — $2,063,574; Mr. Gellerstedt — $0; Ms. Roper — $1,188,997; and Mr. Hickson — $922,676.

The actual amount ultimately realized by the NEO, if any, from a grant of restricted stock will depend upon the value of our common stock on the vesting date. The actual amount ultimately realized by the NEO, if any, from a grant of Market RSUs or Performance RSUs will depend upon the 30-day trailing average stock price on the last day of the performance period and our performance relative to the conditions. The actual amount ultimately realized by the NEO, if any, from a grant of service-conditioned RSUs will depend upon the 30-day trailing average stock price on the vesting date.

(2)
Except as noted below, these amounts reflect the actual annual incentive cash award earned by the NEOs for the applicable year, as determined by the Compensation Committee. For a description of the 2019 annual cash incentive award performance goals, see "Compensation Discussion and Analysis" above.

As discussed on page 42, the Compensation Committee awarded special one-time equity awards to certain of the NEOs. In light of Mr. Gellerstedt's decision not to be nominated for re-election to the Board, the Committee determined that it was appropriate to eliminate the service requirement associated with those equity awards and instead to pay Mr. Gellerstedt a special one-time cash award of $250,000. This amount was in addition to Mr. Gellerstedt's actual annual incentive cash award of $694,500.

(3)	The components of All Other Compensation for 2019 are as set forth below. In 2019, we did not provide any perquisites to our NEOs above the reporting threshold.

	Retirement Savings Plan Contribution (A)	Insurance Premiums (B)	Total All Other Compensation
M. Colin Connolly	$8,400	$23,874	$32,274
Gregg D. Adzema	$8,400	$23,874	$32,274
Lawrence L. Gellerstedt III	$8,400	$16,724	$25,124
Pamela F. Roper	$8,400	$23,824	$32,224
Richard G. Hickson IV	$8,400	$23,624	$32,024

(A)
We maintain a Retirement Savings Plan for the benefit of all eligible employees. Beginning on January 1, 2019, the Company ceased its prior 3% "matching" program and commenced an automatic Company contribution to the plan equal to 3% of eligible compensation, subject to a maximum matching contribution of $8,400 in 2019. The automatic contributions were made for all employees, including our NEOs. Company automatic contributions vest in full after an employee has completed two years of service; thereafter all Company contributions are fully vested. Vested benefits are generally paid to participants upon retirement but may be paid earlier in certain circumstances, such as death, disability, or termination of employment.

(B)
This column reflects the portion of health, dental, life, disability and accidental death insurance premiums paid by the Company on behalf of the NEOs, together with the cost of the employee assistance/wellness program to which the Company subscribes and the health savings account contributions made by the Company. All active employees regularly scheduled to work 24 hours or more per week are eligible to participate in the Company benefit plans. We contribute to health savings accounts for the benefit of all eligible employees, which are personal savings accounts funded with pre-tax dollars and used to pay for eligible health care expenses not covered by insurance. The Company contributes annually into an employee's health savings account based upon the successful completion of wellness initiatives by the employee, subject to a maximum matching contribution of $500 in 2019. The contributions are available for all benefit-eligible employees, including our NEOs.

(4)		In accordance with SEC rules, because Mr. Hickson first became an executive officer in 2019, only his 2019 compensation is included in the table.

GRANTS OF PLAN-BASED AWARDS IN 2019
The following table sets forth information with respect to grants of plan-based awards to each of our NEOs during 2019.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (in units) (#)(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)(5)
		Target ($)	Maximum ($)	Threshold	Target	Maximum
M. Colin Connolly
Annual Incentive Award (1)		$780,000	$1,170,000
Market RSUs (TSR) (2)	2/4/19			6,187	17,677	35,354		$785,555
Performance RSUs (FFO) (2)	2/4/19			189	7,576	15,152		$253,485
Service-conditioned RSUs (3)	12/19/19				.			$0
Restricted Stock (4)	2/4/19						16,835	$599,999
Gregg D. Adzema
Annual Incentive Award (1)		$450,000	$675,000
Market RSUs (TSR) (2)	2/4/19			3,712	10,606	21,212		$471,331
Performance RSUs (FFO) (2)	2/4/19			114	4,546	9,092		$152,092
Service-conditioned RSUs (3)	12/19/19				11,208			$452,019
Restricted Stock (4)	2/4/19						10,101	$360,000
Lawrence L. Gellerstedt III
Annual Incentive Award (1)		$500,000	$750,000
Pamela F. Roper
Annual Incentive Award (1)		$337,380	$506,070
Market RSUs (TSR) (2)	2/4/19			1,959	5,598	11,196		$248,764
Performance RSUs (FFO) (2)	2/4/19			60	2,399	4,798		$80,271
Service-conditioned RSUs (3)	12/19/19				8,403			$338,893
Restricted Stock (4)	2/4/19						5,331	$189,997
Richard G. Hickson IV
Annual Incentive Award (1)		$340,000	$510,000
Market RSUs (TSR) (2)	2/4/19			1,341	3,830	7,660		$170,205
Performance RSUs (FFO) (2)	2/4/19			41	1,642	3,284		$54,941
Service-conditioned RSUs (3)	12/19/19				8,468			$341,514
Restricted Stock (4)	2/4/19						3,647	$129,979

(1)
These amounts reflect target annual incentive cash amounts for 2019 as set by the Compensation Committee. In accordance with the Compensation Committee's policies, there is no threshold amount set for this award. The maximum payout cannot exceed 150% of target.

(2)
These rows show the potential number of RSUs that would vest pursuant to the Market RSUs and Performance RSUs at the end of the applicable three-year performance period if the threshold, target or maximum market or performance goals are satisfied, provided the NEO remains continuously employed by us, or upon retirement if the NEO meets the Rule of 65. In addition, dividend equivalents will be paid upon satisfaction of the vesting conditions, if at all, on a cumulative, reinvested basis over the term of the award based on the number of RSUs which actually vest. See “Compensation Discussion and Analysis – 2019 LTI Awards” for a description of the performance parameters for these Market RSUs and Performance RSUs, and see “Compensation Discussion and Analysis – Severance Policy, Retirement and Change in Control Agreements” for a description of the effect of the Rule of 65 on these awards. Note that the threshold listed for Market RSUs reflects the resulting payout if the minimum performance threshold of 30th percentile is satisfied (35% payout), and the threshold listed for Performance RSUs reflects the resulting payout if the minimum performance threshold of greater than 60% of FFO target is satisfied (2.5% payout).

(3)
This row represents the number of RSUs that would vest pursuant to the one-time service-conditioned RSUs on February 3, 2023, provided the NEO remains continuously employed by us, or upon retirement if the NEO meets the Rule of 65. In addition, dividend equivalents will be paid upon satisfaction of the vesting condition, on a cumulative, reinvested basis over the term of the award based on the number of RSUs granted. See "Compensation Discussion and Analysis - Severance Policy, Retirement and Change in Control Agreements" for a description of the effect of the Rule of 65 on these awards. Note that no threshold or maximum is listed for the service-conditioned RSUs, as the granted amount will vest without multiplier if the service condition is satisfied.

(4)
This row represents shares of restricted stock granted in 2019 under our Stock Plan. The restricted stock granted February 4, 2019 as part of the 2019 LTI Awards vests ratably over three years on each anniversary of the grant date, provided the NEO has been continuously employed by us through the applicable anniversary date. The restricted stock awards also receive dividends or dividend equivalents in an amount equal to all regular and special dividends declared with respect to our common stock.

(5)
This column reflects the aggregate grant date fair value of restricted stock awards, Market RSUs, Performance RSUs, and service-conditioned RSUs granted during the applicable year, computed in accordance with ASC 718. The grant date fair value of the restricted stock awards is the product of the number of shares granted multiplied by the closing stock price on the grant date of February 4, 2019 ($35.64, after adjustment for the subsequent 1-for-4 reverse stock split in June 2019). The grant date fair value of the Performance RSUs is the product of the number of RSUs granted multiplied by the 30-day trailing average stock price on the date of grant of February 4, 2019 ($34.20, after adjustment for the subsequent 1-for-4 reverse stock split in June 2019). The grant date fair value of the Market RSUs is the target number of RSUs granted multiplied by the fair market value per RSU determined using a Monte Carlo valuation, which is computed based on the probable outcome of the performance conditions as of the grant date for the award ($44.44, after adjustment for the subsequent 1-for-4 reverse stock split in June 2019). The grant date fair value of the service-conditioned RSUs, which were granted December 19, 2019, is the product of the number of RSUs granted multiplied by the 30-day trailing average stock price on the date of grant, which was $40.15. Information about the assumptions used to value these awards can be found in Note 15 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

The actual amount ultimately realized by the NEO, if any, from a grant of restricted stock will depend upon the value of our common stock on the vesting date. The amount ultimately realized by the NEO, if any, from a grant of Market RSUs or Performance RSUs will depend upon the 30-day trailing average stock price on the last day of the performance period and the satisfaction of the market or performance conditions. The amount ultimately realized by the NEO, if any, from a grant of service-conditioned RSU will depend upon the 30-day trailing average stock price on the vesting date of those RSUs.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END
The following table sets forth information with respect to all outstanding option and stock awards for each of our NEOs on December 31, 2019.

	Option Awards				Stock Awards
		Option Exercise Price (1)	Option Grant Date (1)	Option Expiration Date (1)	Number of Shares or Units of Stock that Have Not Vested (2)(3)	Market Value of Shares or Units of Stock that Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested (5)	Equity Incentive Plan Awards: Market Value of Unearned Units that Have Not Vested (6)
	Number of Securities Underlying Unexercised Options (1)
M. Colin Connolly					57,036	$2,349,883	39,794	$1,639,513
Gregg D. Adzema	-	-	-	-	62,454	$2,573,105	29,253	$1,205,224
Lawrence L. Gellerstedt III	22,142	$21.28	02/15/10	02/15/20
	16,918	$25.56	02/14/11	02/14/21
					105,791	$4,358,589	38,778	$1,597,654
Pamela F. Roper					39,633	$1,632,880	16,369	$674,403
Richard G. Hickson IV					16,729	$689,235	7,763	$319,836

(1)
See “Compensation Discussion and Analysis – Severance Policy, Retirement and Change in Control Agreements” for a description of the effect of the Rule of 65 on these awards. All options are fully-vested and exercisable, prior to the applicable date of expiration.

(2)
Included in this number are Market RSUs and Performance RSUs granted on February 6, 2017, as adjusted in connection with the subsequent 1-for-4 reverse split in June 2019. These awards have a performance evaluation date and vesting date of December 31, 2019 and a vesting date of February 6, 2020. The Market RSUs and the Performance RSUs each surpassed the threshold. Therefore, as of December 31, 2019, the Market RSUs and Performance RSUs had been earned, but not yet vested. These awards met the criteria for an average weighted payout of 176%, which is reflected in the number of shares above. They vested on February 6, 2020 based on the 30 day average of our closing stock price as December 31, 2019 ($40.40). The number of shares and the amount earned by each NEO upon vesting, with the amount earned including dividend equivalent units, as it relates to these shares is as follows:

	Number of TSR-based RSUs	Number of FFO-based RSUs	Amount Earned Upon Vesting
M. Colin Connolly	15,108	4,489	$856,306
Gregg D. Adzema	15,648	4,650	$886,893
Lawrence L. Gellerstedt III	43,166	12,827	$2,446,590
Pamela F. Roper	8,633	2,565	$489,314
Richard G. Hickson IV	2,428	722	$346,796

(3)
Included in this number are service-conditioned RSUs granted to Ms. Roper and Messrs. Adzema and Connolly on February 6, 2017 and the service-conditioned RSUs granted to Mr. Gellerstedt on December 18, 2017,all of which vested on February 6, 2020, based on the 30 day average our closing stock price on that date. ($41.10). Also included in this number are service-conditioned RSUs granted to Ms. Roper and Messrs. Adzema and Hickson on December 19, 2019. Subject to satisfaction of the service condition by each NEO, these 2019 service-conditioned RSUs will vest on February 3, 2023, based on the 30 day average of our closing stock price on that date. See “Compensation Discussion and Analysis – Severance Policy, Retirement and Change in Control Agreements” for a description of the effect of the Rule of 65 on these awards.

(4)	Market value was calculated by multiplying the number of unvested restricted shares and earned unvested RSUs at year-end by our closing stock price on December 31, 2019 ($41.20).
(5)
Represents Market RSUs and Performance RSUs granted in 2018 and 2019, assuming that the target performance goals will be achieved for the awards granted in 2018 and 2019. See Note 15 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for an overview of the features of these awards. See “Compensation Discussion and Analysis – Severance Policy, Retirement and Change in Control Agreements” for a description of the effect of the Rule of 65 on these awards.

(6)	Market value was calculated by multiplying the number of unearned unvested RSUs at year-end by our closing stock price on December 31, 2019 ($41.20).

OPTION EXERCISES AND STOCK VESTED IN 2019
The following tables set forth information concerning the amounts realized in 2019 upon the vesting of restricted stock and RSUs. No options were exercised by any of our NEOs in 2019.

	Stock Awards
	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
M. Colin Connolly	27,938	$933,078
Gregg D. Adzema	33,362	$1,112,105
Lawrence L. Gellerstedt III	74,226	$2,480,452
Pamela F. Roper	19,033	$634,378
Richard G. Hickson IV	954	$33,935

(1)	The number of shares acquired upon vesting includes the following:

	Shares of Restricted Stock	RSUs (A)
M. Colin Connolly	6,005	21,933
Gregg D. Adzema	6,427	26,935
Lawrence L. Gellerstedt III	16,508	57,718
Pamela F. Roper	3,641	15,392
Richard G. Hickson IV	954	–

(A) RSUs awarded prior to 2020 are paid in cash at vesting. The Market RSUs and Performance RSUs met the criteria for an average weighted payout of 172.3%, which is reflected in the number of shares above. The number of shares and the amount earned by each NEO upon vesting includes dividend equivalent units.

(2)
The value shown is based on the trailing 30-day average closing market price of our common stock of $35.80 for the RSUs that vested on December 31, 2018 of $35.80 (after adjustment for subsequent 1-for-4 reverse stock split in June 2019). The value shown also includes dividend equivalents for RSUs. The value shown is based on the closing market price of our common stock of $35.04, $35.96, and $36.00 (after adjustment for the subsequent 1-for-4 reverse stock split in June 2019) for the restricted shares that vested on January 29, 2019, February 5, 2019, and February 6, 2019, respectively. If the vesting date is not an NYSE trading day, the prior trading day’s closing price is used.

POTENTIAL PAYMENTS UPON TERMINATION, RETIREMENT OR CHANGE IN CONTROL
We provide severance benefits to our NEOs as described in “Compensation Discussion and Analysis — Severance Policy, Retirement and Change in Control Agreements” in the event that (1) a “change in control” occurs and (2) during the two-year period thereafter, the NEO’s employment is terminated without “cause” (discussed below) or the NEO resigns for “good reason” (discussed below). The severance benefit is payable in a lump sum six months and one day after termination. For each of Messrs. Adzema and Hickson and Ms. Roper, we have agreed to pay an amount equal to 2.00 times the sum of his or her annual base salary plus his or her average cash bonus. For each of Messrs. Gellerstedt and Connolly, we have agreed to pay an amount equal to 3.00 times the sum of his annual base salary plus his average cash bonus.
For purposes of determining the severance benefit, “annual base salary” is the NEO’s annual base salary in effect on the day before the NEO’s employment terminates in connection with the change in control. The “average cash bonus” is the sum of the annual cash bonuses that were paid to the NEO during the three years immediately prior to the date the NEO’s employment terminates in connection with the change in control, divided by the number of annual cash bonuses the NEO was eligible to receive during such period. The table below assumes a triggering event occurred on December 31, 2019. The annual base salary is the salary in effect for 2019 and the average bonus is based on the annual cash incentive awards actually paid in 2017, 2018, and 2019 (such annual cash incentive awards relate to the performance during the prior calendar year).
The terms of each Change in Control Agreement are substantially identical and are summarized as follows:
Health Benefits - The Change in Control Agreement provides that we will continue to provide the NEO with health benefits for two years, either under our plan, an outside plan, or by reimbursing the premiums paid by the NEO for outside coverage.
Change in Control - Under the Change in Control Agreement, a “change in control” generally means that any one of the following events occurs:

•
A person (or group) acquires, directly or indirectly, the beneficial ownership representing 30% or more of the combined voting power for the election of Directors of the outstanding securities of the Company, subject to certain exceptions;

•	A majority of the Board changes during a two-year period (unless the new Directors were elected by two-thirds of the Board members that were members on the first day of the two-year period);

•	Stockholders approve our dissolution or liquidation;

•	The sale or other disposition of all or substantially all of our assets, subject to certain exceptions; or

•	Any consolidation, merger, reorganization or business combination involving us or our acquisition of the assets or stock in another entity, subject to certain exceptions.
Cause - The Change in Control Agreement defines “cause” generally as any felony or any act of fraud, misappropriation or embezzlement or any material act or omission involving malfeasance or gross negligence in the performance of the NEO’s duties to our material detriment.
Good Reason - The Change in Control Agreement defines “good reason” generally to mean:

•	a reduction in the NEO’s annual base salary or eligibility to receive any annual bonuses or other incentive compensation;

•
a significant reduction in the scope of the NEO’s duties, responsibilities, or authority or a change in the NEO’s reporting level by more than two levels (other than mere change of title consistent with organizational structure);

•	a transfer of the NEO’s primary work site more than 35 miles from the then current site; or

•
failure to continue to provide to the NEO health and welfare benefits, deferred compensation benefits, executive perquisites, stock options, and restricted stock grants (or restricted stock unit grants) that are in the aggregate comparable in value to those provided immediately prior to the change in control.

Protective Covenant Agreement and Waiver and Release  - In order to receive the benefits of the Change in Control Agreement, an NEO must enter into a “Protective Covenant Agreement” and a “Change in Control Severance Agreement Waiver and Release.” If the NEO declines to enter into either the Protective Covenant Agreement or the Change in Control Severance Agreement Waiver and Release then the NEO would forfeit his or her severance benefit.

•
The Protective Covenant Agreement generally provides that the NEO will protect certain of our interests in exchange for the payment. In particular, the Protective Covenant Agreement provides that the NEO will not, during a “protection period,” (1) compete with our then existing projects, (2) solicit any business from any of our customers, clients, tenants, buyers, or sellers that he or she had contact with during the preceding three years while employed, and (3) solicit any of our employees that he or she had personal contact with during his or her employment with us. For this purpose, the “protection period” is generally two years or, if shorter, the number of years used as a multiplier to determine the executive’s change in control benefit.

•
The Change in Control Severance Agreement Waiver and Release is a standard release that is required for all employees to receive any severance benefits from us and provides, in particular, that the NEO waives any and all claims against us and also covenants not to sue or to disparage us.

Tax Protection - None of our NEOs are entitled to a gross-up payment pursuant to the Change in Control Agreements that they have entered into with us, but their agreements do have a "best net" provision that reduces payment to the applicable NEO if excise taxes would otherwise be triggered, to the extent that such a reduction results in a greater after-tax amount for the NEO.
The following table shows the potential payments to the NEOs upon a termination of employment under various scenarios, assuming that the triggering event occurred on December 31, 2019. The table does not include a severance benefit payable generally to all salaried employees following termination of employment other than for cause, in an amount equal to the employee’s weekly pay times the sum of (i) the number of his or her years of service or, alternatively, in the context of certain reductions in force as designated by the Company, the years of service multiplied by 1.5, plus (ii) four. The table also includes the value of equity awards that were already vested on December 31, 2019, but for which the Compensation Committee had not yet confirmed market or Company performance, as described in the compensation tables earlier in this proxy statement.

	Cash (1)	Accelerated Vesting of Restricted Stock and Service RSUs (2)	Accelerated Vesting of Market RSUs and Performance RSUs (3)	Payout of Earned Market RSUs and Performance RSUs (4)	Health and Welfare Benefits	Total (5)
M. Colin Connolly
Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—	—
Involuntary or good reason termination following change in control	$3,773,794	$1,542,463	$1,639,523	$807,405	$63,828	$7,827,013
Death	—	$1,542,463	$1,639,523	$807,405	—	$3,989,391
Gregg D. Adzema
Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—	—
Involuntary or good reason termination following change in control	$1,919,862	$1,736,844	$1,205,203	$836,245	$63,220	$5,761,374
Death	—	$1,736,844	$1,205,203	$836,245	$—	$3,778,292

	Cash (1)	Accelerated Vesting of Restricted Stock and Service RSUs (2)	Accelerated Vesting of Market RSUs and Performance RSUs (3)	Payout of Earned Market RSUs and Performance RSUs (4)	Health and Welfare Benefits	Total (5)
Lawrence L. Gellerstedt III
Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—	—
Involuntary or good reason termination following change in control	$4,776,548	$2,051,763	$1,597,643	2,306,870	$47,935	$10,780,759
Death	—	$2,051,763	$1,597,643	2,306,870	—	$5,956,276
Pamela F. Roper
Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—	—
Involuntary or good reason termination following change in control	$1,506,536	$1,171,543	$674,413	$461,370	$63,828	$3,877,690
Death	—	$1,171,543	$674,413	$461,370	—	$2,307,326
Richard G. Hickson IV
Voluntary resignation, termination without cause or termination for cause not in connection with a change in control	—	—	—	—	—	—
Involuntary or good reason termination following change in control	$1,344,840	$559,427	$319,836	$129,759	$63,828	$2,417,690
Death	—	$559,427	$319,836	$129,759	—	$1,009,022

(1)	Represents cash payments pursuant to Change in Control Agreement.
(2)
These amounts represent the value of unvested restricted shares and the unvested service-based RSUs as of December 31, 2019. The amounts were calculated by multiplying the number of unvested restricted shares and service-based RSUs at year-end by the closing stock price on December 31, 2019 ($41.20). These unvested service-based RSUs are comprised of the grants made on February 6, 2017 to Ms. Roper and Messrs. Connolly and Adzema, and the grant made on December 18, 2017 to Mr. Gellerstedt, all of which vested on February 6, 2020, along with the grants made on December 19, 2019 to Ms. Roper and Messrs. Adzema and Hickson, which will vest on February 3, 2023.

(3)
These amounts represent the value of unvested Market RSUs and Performance RSUs as of December 31, 2019. These Market RSUs and Performance RSUs were granted in 2019 and 2018 and vest at the target award level upon a change in control. The amounts were calculated by multiplying the number of unvested RSUs at year-end by the closing stock price on December 31, 2019 ($41.20). DEUs that may apply to these Market RSUs and Performance RSUs are not included.

(4)
These amounts represent the value of the 2017 Market RSUs and Performance RSUs, which vested on December 31, 2019, but were subject to market and Company performance confirmation by the Compensation Committee. These Market RSUs and Performance RSUs have been incorporated based on actual market and Company performance, reflecting a 200.0% payout for the Market RSUs (based on relative TSR market performance) and a 120.0% payout for the Performance RSUs (based on Company FFO performance). DEUs that applied to these Market RSUs and Performance RSUs are not included.

(5)
None of the NEOs are entitled to a gross-up payment pursuant to their Change in Control Agreements, but they do have the benefit of "best net" provisions. The calculations above do not take into account any initial excise tax applicable to any executive as a result of application of 280(G), or whether the "best net" provision would result in a reduction of an executive's cash severance.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 401(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
To identify the median of the annual total compensation of all our employees, as well as to determine the total annual compensation of our median employee and our CEO, we took the following steps:

•
We determined that, as of December 31, 2019, our employee population consisted of 331 individuals with all of these individuals located in the United States. This population consisted of our full-time employees; we had no part-time or temporary employees nor any independent contractors on December 31, 2019.

•
To identify the "median employee" from our employee population, we compared the amount of salary and wages of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2019. In making this determination, we annualized the compensation of 125 full-time employees who were hired in 2019 but did not work for us for the entire fiscal year.

•
We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since all our employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying the "median employee."

•
Once we identified our median employee, we combined all of the elements of such employee's compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in an annual total compensation of $109,761. The difference between such employee's salary and wages and the employee's annual total compensation represents the value of such employee's health care and welfare benefits (estimated for the employee and such employee's eligible dependents at $23,227), the Company's automatic contribution to the employee's 401(k), and the value of annual incentive cash award (bonus) to such employee for the 2019 performance period.

•	With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column of the 2019 Summary Compensation Table included on page 49 of this Proxy Statement.
For 2019, our last completed fiscal year, the annual total compensation of the median employee of our company (taking into account all employees other than our CEO, pursuant to the methodology described above), the annual total compensation of our CEO (as reported in the Summary Compensation Table), and the resulting ratio is as set forth below.

CEO: Median Employee Pay Ratio
CEO Annual Total Compensation	$3,360,339
Median Employee Annual Total Compensation	$109,761
Pay Ratio	31:1
Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a meaningful basis for comparison between companies.

DIRECTOR COMPENSATION
We provide both cash and equity awards to our non-employee Directors. Our employee Directors do not receive any compensation for service as a Director. Directors are reimbursed for their expenses related to board membership.
At least once every three years, the Compensation Committee evaluates Director compensation by reviewing available competitive data, representing organizations of varying sizes (measured by market capitalization) and varying operating strategies. For purposes of making decisions regarding 2017 compensation, the Compensation Committee engaged its compensation consultant to, among other things: (1) benchmark our Director compensation against our peers and assist in developing compensation objectives; (2) analyze trends in compensation in the marketplace generally and among our peers specifically; and (3) recommend the components and amounts of compensation for our Directors. The benchmarking analysis used the peer group of 14 public companies approved by the Compensation Committee for 2017 executive compensation decisions.
For purposes of making decisions regarding 2018 and 2019 compensation, no adjustments were made to the compensation structure approved by the Compensation Committee in connection with the 2017 analysis and review discussed above. Pursuant to this compensation structure, each non-employee Director is paid an annual cash retainer of $60,000, with such retainer continuing to be paid on or about May 31st of each year. The Chair of the Compensation, Succession, Nominating and Governance Committee receives an additional annual cash retainer of $12,000, and the Chair of the Audit Committee receives an additional cash retainer of $17,500, in each case for their service as chairs of these committees. We also provide an annual cash retainer of $50,000 for the Lead Independent Director. The approved program continues to provide the option to our Directors to elect to receive all or a portion of the cash retainers in stock, at a value equal to 95% of the market price on the issuance date.
Additionally, as of May 31st of each year, each non-employee Director is granted a number of shares of common stock under the Stock Plan with a value of $90,000, based on the average closing price of our common stock during the 30 calendar day period ending on the grant date.
Messrs. Fordham and Griffin joined our Board on June 14, 2019, upon the closing of the TIER Merger. Due to the brief period between May 31 and their addition, Messrs. Fordham and Griffin each received unprorated Director fees for 2019.
We pay or reimburse Directors for reasonable expenses incurred in attending Board and committee meetings. In 2019, we did not provide any perquisites to our Directors above the reporting threshold.
As employees of the Company, Messrs. Connolly Gellerstedt did not receive any compensation for serving as Directors in 2019.
2019 Compensation of Directors
The following table shows the amounts paid to our non-employee Directors in 2019.

	Fees Earned Paid in Cash or Stock (1)	Stock Awards (2)(3)	Option Awards (4)	All Other Compensation	Total
Charles T. Cannada	$60,000	$91,187	$—	$—	$151,187
Edward M. Casal (5)	$60,000	$91,187	$—	$—	$151,187
Robert M. Chapman	$72,000	$91,815	$—	$—	$163,815
Scott W. Fordham	$60,000	$94,128	$—	$—	$154,128
Lillian C. Giornelli	$60,000	$89,617	$—	$—	$149,617
S. Taylor Glover	$110,000	$93,803	$—	$—	$203,803
R. Kent Griffin, Jr.	$60,000	$97,272	$—	$—	$157,272
Donna W. Hyland	$77,500	$92,102	$—	$—	$169,602
R. Dary Stone	$60,000	$91,187	$—	$—	$151,187

(1)
Our Stock Plan provides that an outside Director may elect to receive our common stock in lieu of cash fees otherwise payable for services as a Director. Under the Stock Plan, the price at which these shares are issued is equal to 95% of the market price on the issuance date. In 2019, Mmes. Giornelli and Hyland and Messrs. Cannada, Casal, Chapman, Fordham, Glover, and Stone elected to participate in this program. In lieu of some or all of the cash fees shown in the table, the named Directors received shares of common stock as follows: Ms. Giornelli - 872; Ms. Hyland - 2,252; Mr. Cannada - 1,744; Mr. Casal - 1,744; Mr. Chapman - 2,093; Mr. Fordham - 1,631; Mr. Glover - 3,197; and Mr. Stone - 1,744.

(2)
These amounts represent the aggregate grant date fair value, computed in accordance with ASC 718, of stock awards granted during the year. Please refer to Note 15 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a complete description of the ASC 718 valuation. On May 31, 2019, each of Mmes. Giornelli and Hyland and Messrs. Cannada, Casal, Chapman, Glover, and Stone was granted 2,432 shares of common stock (the number of shares has been adjusted to reflect subsequent 1-for-4 reverse stock split in June 2019) which vested immediately on the grant date. Although the average closing price for the 30 calendar day period ending on the grant date ($37.00, after adjustment for the subsequent 1-for-4 reverse stock split in June 2019) was used to determine the number of shares to be granted in accordance with the plan, the grant date fair value reflected above is based on the closing stock price on the grant date ($36.20, after adjustment for the subsequent 1-for-4 reverse stock split in June 2019). On June 17, 2019, each of Messrs. Fordham and Griffin was granted 2,431 of common stock which vested immediately on the grant date. Although the average closing price for the 30 calendar day period ending on the grant date ($37.01) was used to determine the number of shares to be granted in accordance with the plan, the grant date fair value reflected above is based on the closing stock price on the grant date ($38.72).

(3)
These amounts include the incremental value of the 5% discount on stock received in lieu of cash fees, as follows: Ms. Giornelli - $1,570; Ms. Hyland - $4,055; Mr. Cannada - $3,139; Mr. Casal - $3,139; Mr. Chapman - $3,767; Mr. Fordham - $3,164; Mr. Glover - $4,055; and Mr. Stone - $3,139.

(4)
In previous years, we granted stock options as part of the compensation to our non-employee Directors. As of December 31, 2019, each Director had the following number of options outstanding: Mr. Glover - 1,979, and Mr. Stone - 335.

(5)	Subsequent to the payment of director fees described above, Mr. Casal resigned from the Board, effective June 14, 2019.

COMPENSATION POLICIES AND PRACTICES AND RISK MANAGEMENT
In setting our compensation programs and plans, our Compensation Committee considers the risks to our stockholders that may be inherent in our Company’s overall compensation program. Although a significant portion of our senior executives’ (including our NEOs’) compensation is market-based or performance-based and “at-risk,” we believe our compensation plans and polices are appropriately structured, based on the following:

✓
We use multiple performance goals under our incentive compensation plans, such as FFO, net operating income increases, leasing volume, and net effective rent of leasing activity, which serves as a check-and-balance so as not to put inappropriate emphasis solely on one measure of our performance.

✓
We establish performance goals under our annual incentive cash award plan that we believe are reasonable in light of past performance and market conditions. We also permit the Compensation Committee to exercise discretion in making final award determinations so as to take into account changing market conditions, which allows our executives to focus on the long-term health of our Company rather than an "all or nothing" approach to achieving short-term goals.

✓
We maintain a policy establishing a maximum payout of the incentive cash award that can be earned by each of the executive officers under the annual incentive cash award plan for any year at 150% of the target cash award approved by the Committee for the year.

✓
We maintain a policy establishing a maximum calculation of 200% on each individual component of the annual cash incentive award for executive officers, in addition to the overall maximum payout of 150% of the overall target award.

✓
We have both time-vested, full-value equity awards, such as restricted stock, as well as market-based or performance-based awards, such as Market RSUs and Performance RSUs and the cash service-conditioned incentive awards, so as to both encourage the growth of the Company's stock price and to recognize that time-vested, full-value equity awards retain value even in a depressed market, so that executives are less likely to take unreasonable risks to get, or keep, options in-the-money or to achieve market or performance conditions.

✓
We use long-term equity awards that vest over three years and condition a significant portion of such awards upon satisfaction of market or performance goals, ensuring that our executives' interests align with those of our stockholders over the long term.

✓
Commencing with our February 2020 equity awards, the Market RSUs and Performance RSUs will vest in stock, rather than cash, further ensuring that our executives' interests align with those of our stockholders over the long term.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Our Compensation Committee consists of Mmes. Giornelli and Hyland and Messrs. Cannada and Chapman. None of these Directors has any interlocking relationships that are required to be disclosed in this proxy statement.
EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about equity awards under our equity compensation plans at December 31, 2019.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (Column A)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (Column B)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A) (Column C)
Equity compensation plans approved by the security holders	581,470	$24.12	3,717,281
Equity compensation plans not approved by the security holders	—	—	—
Total	581,470	$24.12	3,717,281

PROPOSAL 2 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and as required under Section 14A of the Exchange Act, stockholders have the opportunity to vote, on an advisory basis, on the compensation of our NEOs. This is often referred to as a say on pay, and provides you, as a stockholder, with the ability to cast a vote with respect to our 2019 executive compensation programs and policies and the compensation paid to the NEOs as disclosed in this proxy statement through the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this Proxy Statement.”
As discussed in the Compensation Discussion and Analysis section, the compensation paid to our NEOs reflects the following goals of our compensation program:

•	To provide overall compensation that is designed to attract and retain talented executives;

•	To reward individual and corporate performance, while at the same time keeping in mind our accountability to our stockholders; and

•	To provide a meaningful portion of total compensation via equity-based awards, including awards that are contingent upon future performance.
Although the vote is non-binding, the Compensation Committee will review the voting results. To the extent there is any significant negative vote, we will consult directly with stockholders to better understand the concerns that influenced the vote. The Compensation Committee will consider the constructive feedback obtained through this process in making decisions about future compensation arrangements for our NEOs.
As required by the Dodd-Frank Act, this vote does not overrule any decisions by the Board and will not create or imply any change to or any additional fiduciary duties of the Board.
Our Board of Directors recommends that you vote “FOR”
the approval, on an advisory basis, of executive compensation.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Deloitte & Touche, LLP ("Deloitte"), our independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2020 and to prepare a report on this audit, subject to approval by the Audit Committee of the fee estimate and the audit plan for the period. A representative of Deloitte will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions by our stockholders.
We are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required by our bylaws, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders do not ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of the Company and our stockholders.
Our Board of Directors recommends that you vote “FOR”
the ratification of the appointment of the independent registered public accounting firm.
Summary of Fees to Independent Registered Public Accounting Firm
We retained Deloitte as our independent registered public accounting firm for the years ended December 31, 2019 and 2018. Aggregate fees for services provided to us related to the fiscal years ended December 31, 2019 and 2018 by Deloitte were as follows:

	2019	2018
Audit and Audit-related Fees
Audit fees - recurring	$712,895	$679,395
Audit fees - non-recurring related to TIER Merger (a)	372,500	—
Audit fees - non-recurring unrelated to TIER Merger (b)	153,500	—
Audit-related fees (c)	118,200	115,800
Total Audit and Audit-related Fees	$1,357,095	$795,195

Tax Fees
Tax compliance unrelated to TIER Merger (d)	$413,481	$204,955
Tax consulting unrelated to TIER Merger (e)	269,828	350,895
Tax compliance and consulting related to TIER Merger (f)	773,952	—
Total Tax Fees	$1,457,261	$555,850

Other Fees	$—	$—

(a)	Includes fees related to the audit of the Merger with TIER REIT, Inc., including purchase price allocation procedures and the review of any required SEC filings related to Merger.
(b)	Includes fees related to other significant transactions, including purchase price allocation procedures and the review of any required SEC filings related to these transactions.
(c)	Includes fees paid for audits required by lenders, joint ventures and tenants.
(d)
Includes general tax advice services, but excludes tax compliance and consulting fees related to the Merger. In 2019, included fees for outsourced compliance work, following an internal staff reduction.

(e)	Includes fees for the tax consulting services provided in connection with the Norfolk Southern Transaction, and other consulting not related to the Merger.
(f)	In 2019, included fees for the tax advice services provided in connection with the Merger.

Audit Fees -  These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures (including reviews of the purchase price allocation of acquisitions and dispositions) to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, and services that generally only the independent registered public accounting firm reasonably can provide, such as services associated with filing registration statements, periodic reports, and other filings with the SEC.
Audit-Related Fees - These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, non-recurring agreed-upon procedures, and other professional fees associated with transactional activity.
Tax Fees - These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance filings, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax notices, audits, and appeals before the Internal Revenue Service and similar state and local agencies.
All Other Fees - These are fees for other permissible work performed that do not meet the above-described categories, including assistance with internal audit plans and risk assessments.
As noted in footnotes (a) and (f) above, a significant portion of the audit and tax compliance and consulting fees for 2019 were incurred in connection with the Merger. Excluding those fees, the percentage of the total fees paid to our independent registered public accounting firm in 2019 for audit, audit-related and tax compliance and consulting services is generally consistent with the percentage in 2018.
*Excludes all fees related to the Merger.
As stated in its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided by our independent registered public accounting firm. Pre-approvals are generally provided for no more than one year at a time, typically identify the particular services or category of services to be provided, and are generally subject to a dollar limit. The Audit Committee charter also provides that the Audit Committee may delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent registered public accounting firm, provided that the approvals are presented to the Audit Committee at its next scheduled meeting. Other than tax consulting, there were no other non-audit services provided by Deloitte to the Company in 2019 or 2018. No services were approved by the Audit Committee pursuant to the waiver of pre-approved provisions as set forth in applicable rules of the SEC.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board of Directors. The Audit Committee operates under a written charter, the full text of which is available on the Investor Relations page of the Company’s website at www.cousins.com.
Management has primary responsibility for financial statements and the reporting process, including the systems of internal controls, and has represented to the Audit Committee that the Company’s 2019 consolidated financial statements are in accordance with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee reviewed the financial statements contained in the Company’s Quarterly Reports on Form 10-Q, as well as the audited financial statements contained in the Company’s Annual Report on Form 10-K, and discussed these financial statements with management and Deloitte, the Company’s independent registered public accounting firm.
The Audit Committee reviewed with Deloitte the matters required to be discussed under Statement of Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, and other PCAOB standards, rules of the SEC, and other applicable regulations related to the 2019 audit. The Audit Committee also received written disclosures and the letter from Deloitte required by the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.
The Audit Committee met with Deloitte, with and without management present, to discuss the results of their examinations, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting for 2019.
The Audit Committee also met with the Company’s internal audit department, with and without management present, to discuss the results of their reviews and evaluations of the Company’s internal controls for 2019.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Donna W. Hyland, Chair
Charles T. Cannada
Lillian C. Giornelli
R. Kent Griffin, Jr.
R. Dary Stone

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under the Acts.

CERTAIN TRANSACTIONS
In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing and approving or ratifying the terms and conditions of transactions between the Company and any Director or executive officer, or their affiliates or family members. Our Ethics Code requires that all of our employees and Directors avoid conflicts of interest, defined as situations where the person’s private interests conflict, or even appear to conflict, with the interests of the Company as a whole. If an “Ethics Contact” (defined in our Ethics Code to be our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, or our General Counsel) believes that a transaction or relationship would require approval or ratification by the Audit Committee, the Ethics Contact will bring the transaction or relationship to the attention of the Audit Committee.
At least annually, each Director and executive officer completes a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which the Company is involved and in which the executive officer, a Director, or a related person has a direct or indirect material interest. In addition, we conduct a quarterly review to determine whether an executive officer, a Director, or a company employing a Director engaged in transactions with us during the quarter.
The Compensation, Succession, Nominating and Governance Committee, which is composed of independent Directors, conducts an annual review of the information from the questionnaire, evaluates related-party transactions (if any) involving the Directors and their related persons, including any transaction that would require disclosure under Item 404(a) of Regulation S-K, and makes recommendations to the Board regarding the independence of each Board member.
If a transaction arises during the year that may require disclosure as a related party transaction, information about the transaction would be provided to the Audit Committee and the Compensation, Succession, Nominating and Governance Committee, as applicable, for review, approval, or ratification of the transaction. No transaction has been entered into with any director or executive officer that does not comply with those policies and procedures. There were no related-party transactions since January 1, 2019 that would require disclosure under Item 404(a) of Regulation S-K.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, Directors, and persons who own more than 10% of our common stock to file certain reports with respect to their beneficial ownership of our stock. In addition, Item 405 of Regulation S-K requires us to identify each reporting person who did not file a report on a timely basis as required by Section 16(a) during the most recent fiscal year. Based solely on a review of these reports and written representations from the Directors and executive officers, we believe that all Directors and executive officers complied with all Section 16(a) filing requirements for fiscal year 2019.

FINANCIAL STATEMENTS
Our Annual Report on Form 10-K for the year ended December 31, 2019, including audited financial statements, are available on our website, www.cousins.com, or through the website www.proxyvote.com.
STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
Pursuant to Rule 14a-8(e)(2) under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement for the 2020 Annual Meeting must be received by us by November 11, 2020, which is 120 days before the anniversary of the date this proxy statement is released to stockholders in connection with the Annual Meeting. However, pursuant to such Rule, if the 2020 Annual Meeting is held on a date that is earlier than March 21, 2021 or later than May 21, 2021, then a stockholder proposal submitted for inclusion in our proxy statement for the 2021 Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2021 Annual Meeting.
Under our bylaws, a stockholder is eligible to submit director nominations and stockholder proposals outside the processes of Rule 14a-8 if the stockholder is (1) of record at the time of such proposal and at the time of the annual meeting and (2) entitled to vote at the annual meeting. The stockholder also must provide timely notice in proper written form of the nomination or proposal to our Corporate Secretary. To be timely under our bylaws, we must receive advance notice of the nomination or proposal no earlier than December 21, 2020, and no later than January 21, 2021; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences March 21, 2021 and ends May 21, 2021, such stockholder’s notice must be delivered by the later of (A) the tenth day following the day of the public announcement of the date of the annual meeting or (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Stockholder nomination and proposals should be submitted to Corporate Secretary, Cousins Properties Incorporated, 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802.
EXPENSES OF SOLICITATION
We will bear the cost of proxy solicitation. We have retained Okapi Partners LLC to assist in the solicitation of proxies for the 2019 Annual Meeting at a fee of approximately $5,000, plus associated costs and expenses. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail, facsimile or mail by one or more of our employees or by our proxy solicitor, Okapi Partners LLC. Upon request, we also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to the beneficial owners of our stock.

APPENDIX A

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO FUNDS FROM OPERATIONS AND FUNDS FROM OPERATIONS AS ADJUSTED BY THE COMPENSATION COMMITTEE
(in thousands, except per share amounts)

	Year Ended December 31,
	2019	2018	2017
Net Income Available to Common Stockholders	$150,418	$79,164	$216,275
Depreciation and amortization of real estate assets:
Consolidated properties	255,349	179,510	194,869
Share of unconsolidated joint ventures	14,158	13,078	13,191
Partners' share of real estate depreciation	(521)	(302)	(23)
(Gain) loss on sale of depreciated properties:
Consolidated properties	(92,578)	(4,925)	(133,043)
Share of unconsolidated joint ventures	15	29	(35,050)
Non-controlling interest related to unit holders	1,952	1,345	3,681
Funds From Operations	$328,793	$267,899	$259,900
Add: TIER transaction costs	52,877	—	—
Less: Beneficial adjustments to the Parkway Transactions expenses	—	—	(1,354)
Less: Gains realized on the sale of residential and commercial land for which impairment losses were recorded in the fourth quarter of 2011	—	—	(397)
Funds From Operations as Adjusted by the Compensation Committee	$381,670	$267,899	$258,149

Per Common Share — Diluted:
Net Income Available to Common Stockholders	$1.17	$0.75	$2.08
Funds from Operations	$2.53	$2.51	$2.46
Funds from Operations as Adjusted by the Compensation Committee	$2.94	$2.51	$2.44
Weighted Average Shares — Diluted	129,831	106,868	105,824

A-1

RECONCILIATION OF NET INCOME TO NET OPERATING INCOME
AND SAME PROPERTY NET OPERATING INCOME
(in thousands)

	Year Ended December 31,
	2019	2018

Net income	$152,683	$80,765
Net operating income from unconsolidated joint ventures	32,413	28,888
Fee income	(28,518)	(10,089)
Termination fee income	(7,228)	(1,548)
Other income	(246)	(1,722)
Reimbursed expenses	4,004	3,782
General and administrative expenses	37,007	22,040
Interest expense	53,963	39,430
Depreciation and amortization	257,149	181,382
Acquisition and transaction costs	52,881	248
Other expenses	1,109	556
Gain on extinguishment of debt	—	(8)
Income from unconsolidated joint ventures	(12,666)	(12,224)
Gain on sale of investment properties	(110,761)	(5,437)
Net Operating Income	$431,790	$326,063

Net Operating Income
Same Property	$289,194	$281,745
Non-Same Property	142,596	44,318
	$431,790	$326,063

A-2

COUSINS PROPERTIES INCORPORATED
ATTN: LEGAL
3344 PEACHTREE ROAD NE
SUITE 1800
ATLANTA, GA 30326

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E91000-P33548

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COUSINS PROPERTIES INCORPORATED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

Nominees:	For	Against	Abstain
1a. Charles T. Cannada	☐	☐	☐
1b. Robert M. Chapman	☐	☐	☐
1c. M. Colin Connolly	☐	☐	☐
1d. Scott W. Fordham	☐	☐	☐
1e. Lillian C. Giornelli	☐	☐	☐
1f. R. Kent Griffin, Jr.	☐	☐	☐
1g. Donna W. Hyland	☐	☐	☐
1h. R. Dary Stone	☐	☐	☐

	For	Against	Abstain
2. Approve, on an advisory basis, the compensation of the named executive officers.	☐	☐	☐
3. Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated March 11, 2020.

Please vote, sign and date this proxy and promptly return it in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote these shares in person.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E91001-P33548

COUSINS PROPERTIES INCORPORATED
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
April 21, 2020 11:30 AM

The undersigned hereby appoints Robert M. Chapman and M. Colin Connolly, and each of them, proxies with full power of substitution for and in the name of the undersigned, to vote all shares of stock of Cousins Properties Incorporated which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held Tuesday, April 21, 2020, 11:30 AM local time, and at any postponement or adjournments thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement dated March 11, 2020, and upon any other business that may properly come before the meeting or any postponements or adjournments thereof.

The proxies are directed to vote or refrain from voting pursuant to the Proxy Statement as follows and otherwise in their discretion upon all other matters that may properly come before the meeting or any postponements or adjournments thereof.

This proxy will be voted as directed. If no direction is indicated, this proxy will be voted "FOR ALL NOMINEES" for Director, "FOR" Proposal 2 and "FOR" Proposal 3.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side.)